Exhibit 10.28

Turn Key Datacenter Lease for Premises

In a Multi-Tenant Datacenter

120 EAST VAN BUREN STREET

TURN KEY DATACENTER LEASE

Between

DIGITAL PHOENIX VAN BUREN, LLC

as Landlord

and

DANGER INC.

as Tenant

Dated

10/25/, 2007

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(continued)

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(continued)

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120 EAST VAN BUREN STREET

TURN KEY DATACENTER LEASE

This Turn Key Datacenter Lease (this “Lease”) is entered into as of the date specified in Item 4 of the Basic Lease Information (the “Effective Date”), by and between Landlord (defined in Item 1 of the Basic Lease Information, below) and Tenant (defined in Item 2 of the Basic Lease Information, below):

RECITALS

A. Landlord is the owner of the Land (defined in Item 20 of the Basic Lease Information, below). The Land is improved with, among other things, the Building (defined in Item 21 of the Basic Lease Information, below). The Land, the Building, and Landlord’s personal property thereon or therein may be referred to herein as the “Property.”

B. Tenant desires to lease (i) a portion of the space in the Building’s Datacenter (defined in Item 22 of the Basic Lease Information, below) and (ii) that certain Pathway (defined in Section 1.1 of the Standard Lease Provisions, below) between the Datacenter and the Meet-Me Room (defined in Item 23 of the Basic Lease Information, below), for the purpose of connection to other communications networks during the Term (as defined in Section 2.1 of the Standard Lease Provisions, below).

NOW, THEREFORE, in consideration of the covenants and agreements hereinafter set forth, Landlord and Tenant agree as follows:

BASIC LEASE INFORMATION

1. Landlord:	Digital Phoenix Van Buren, LLC, a Delaware limited liability company (“Landlord”)

2. Tenant:	DANGER Inc., a Delaware corporation (“Tenant”) Tenant represents that it has been validly formed or incorporated under the laws of the State of Delaware.

3. Tenant Addresses:

Tenant Address for Notices:

Danger, Inc.

3101 Park Boulevard

Palo Alto, California 94306

Attn: Manager, Network Operations

Contact Name: Network Operations Center

Phone No: (650) 289-1602

Facsimile No: (650) 493-0500

E-mail: noc@danger.com

Tenant Address for Invoice of Rent:

Danger, Inc.

3101 Park Boulevard

Palo Alto, California 94306

Contact Name: Accounts Payable

Phone No: (650) 289-5000

Facsimile: (650) 289-5001

E-mail: AP@danger.com

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4. Effective Date/ Commencement Date:

Effective Date: (Sign Date)	10 25, 2007 (being the latest date of the parties’ execution dates, as set forth on the signature page of this Lease)

Commencement Date: (Lease Start)	The “Commencement Date” shall be the date on which all of the following events (“Commencement Date Conditions”) have occurred: (1) Landlord has performed its site commissioning/turn up of the Premises (the “Site Commissioning/Turn-Up”) pursuant to the commissioning criteria (“Commissioning Criteria”) set forth on Exhibit “E-1”, so that the Premises have passed Level 5 Commissioning, i.e., have been constructed and can perform as designed; and (2) Landlord has delivered possession of the Tenant Space (defined below) to Tenant with the installations set forth on Exhibit “E”, attached hereto, having been completed (such installations, collectively, “Landlord’s Installations”) (the occurrence of the foregoing events, collectively, being referred to as “Substantial Completion”). Upon Landlord’s completion of the Commencement Date Conditions, Landlord shall deliver a notice to Tenant (the “Commencement Date Notice”) memorializing Landlord’s delivery of the Tenant Space to Tenant and confirming the Commencement Date. Landlord agrees to use commercially reasonable efforts to cause the Commencement Date to occur by November 1, 2007 (the “Target Commencement Date”).

5. Term:	Approximately 48 months (commencing on the Commencement date and expiring forty-eight (48) full calendar months thereafter (Lease End)), subject to extension or earlier termination as set forth in this Lease.

6. Extension Term:	One (1) Extension Option (defined in Section 2.3.1 of the Standard Lease Provisions, below), to extend the Term (defined below) for an Extension Term (defined in Section 2.3.1 of the Standard Lease Provisions, below) of forty-eight (48) months pursuant to Section 2.3, below.

7. Tenant Space: (a) Premises:

The Premises described in Item 7(a), below, and the Pathway described in Item 7(b), below

Landlord and Tenant acknowledge and agree that the Premises shall consist of approximately 5,500 square feet of area in the Datacenter, caged approximately as set forth on the diagram contained on Exhibit “A”, attached hereto, and shall be leased to Tenant in two (2) phases as follows:

1.      On the Commencement Date, the Premises shall be deemed to consist of approximately 2,750 square feet (as shown on Exhibit “A”, “Premises-A”) in the Datacenter. From and after the Commencement Date until the end of the sixth (6th) month of the Term (the “Prem A Period”), the “Premises” shall mean, and consist only of, Premises-A (i.e., approximately 2,750 total s.f.).

2.      As of the first day of the seventh (7th) month of the Term (the “Premises-B Expansion Date”), in addition to Premises-A, the Premises shall be deemed to have been expanded to include approximately 2,750 additional square feet (as shown on Exhibit “A”, “Premises-B”) in the Datacenter. From and after the Premises-B Expansion Date, throughout the balance of the Term of the Lease (the “Prem A-B Period”), the “Premises” shall mean and consist of

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Premises-A, plus Premises-B (i.e., approximately 5,500 total s.f.).

Landlord and Tenant acknowledge and agree that the cage (the “Cage”) for the approximately 5,500 square feet in the Datacenter that comprises Premises-A and Premises-B shall be installed by Landlord, at Landlord’s sole cost and expense, on or before the Commencement Date, as one complete caged area in the Datacenter approximately as set forth on Exhibit “A”. Landlord and Tenant also agree that, notwithstanding the staggered schedule of defining the Premises, described in items 1.-2., above, and subject to Tenant’s rights set out in Section 2.2.1, Tenant’s right to occupy and/or install equipment in all or any of the portions of such caged area (i.e., Premises-A and Premises-B) shall vest in Tenant as of the Commencement Date.

The foregoing notwithstanding, (aa) for the purposes of calculating Tenant’s Electricity Consumption Threshold, the Premises shall be deemed to have been established as Premises-A on the Commencement Date, and shall be deemed to be increased during the Term of the Lease, in accordance with Items 1 through 2 of this Item 7(a); and (bb) in the event that Tenant exceeds any then current Electricity Consumption Threshold three (3) times in any five (5) day period (the date of such 3rd occurrence being referred to herein as an “Early Increase Date”), the Premises, Electricity Consumption Threshold and Base Rent shall, upon written notice thereof from Landlord to Tenant, be deemed to have automatically increased to the next level in succession as of the Early Increase Date.

For example:

Assuming a Commencement Date of November 1, 2007. If, on November 10, 2007 (i.e., during month 1 of the Term of the Lease), Tenant exceeds 300kW for the third time since November 5, 2007, the following would occur, as a result:

(i)     November 10, 2007 would be deemed to be an Early Increase Date;

(ii)    the Prem A Period would be deemed to have expired on November 10, 2007;

(iii)  the Premises-B Expansion Date would be deemed to be November 11, 2007;

(iv)   the first two Base Rent periods shown in Item 9, below, would be automatically revised, as follows:

$41,250.00 per month from the Commencement Date through November 10th, 2007

(part of month 1 of the Term)

$82,500.00 per month for the period November 11th, 2007 through October 31st, 2008

(part of month 1 of the Term and months 2-12 of the Term)

(v)    $27,500.00 of additional Base Rent for the month of November, 2007, would be due from Tenant to Landlord on November 11th, 2007.

(b) Pathway:

(i) Pathway:	As described on Exhibit “C”.

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Tenant is responsible for the costs and installations of all cable(s) between the Datacenter Connection Area and the Premises.

(ii) Additional Pathway:	In the event that, at Tenant’s request, Landlord permits Tenant to use fiber or copper (or any other means of connection) in addition to the Pathway described in Item 7(b), above (any of the same, “Additional Pathway”), (i) Tenant shall pay Rent (defined in Section 3.3, below) with respect to such installations or use of such Additional Pathway in an amount equal to the then prevailing market rent in the Building established from time to time by Landlord as the rental rate for new installations and/or use of fiber, copper or other means of connection and (ii) the execution by Tenant of an amendment to this Lease describing such additional installations and/or uses of such Additional Pathway, adding such Additional Pathway and/or uses to the Tenant Space, and setting forth the Rent payable by Tenant to Landlord with respect to such additional installations and/or uses of such Additional Pathway shall be a condition precedent to Tenant’s right to use such Additional Pathway for such additional installations and/or uses.

8. Intentionally Deleted	Intentionally Deleted

9. Base Rent:

$41,250.00 per month for the period commencing with the Commencement Date through the end of the sixth (6th) month of the Term.

$82,500.00 per month for months 7-12 of the Term.

$84,975.00 per month for months 13-24 of the Term.

$87,524.00 per month for months 25-36 of the Term.

$90,150.00 per month for months 37-48 of the Term.

10. Installation Fee:	Within ten (10) days after the Effective Date, Tenant will pay Landlord $ (the “Installation Fee”) for the costs of the installations as shown on Exhibit “E” (“Landlord’s Installations”).

11. Security Deposit; Letter of Credit; Prepaid Rent

Within thirty (30) days after the Effective Date, Tenant agrees to either (a) pay Landlord a security deposit in the amount of $81,131.00 (the “Security Deposit”); or (b) provide Landlord a Letter of Credit payable to Landlord upon demand in the amount of $81,131.00, subject to the terms of Exhibit “I” (the “Letter of Credit”). Landlord and Tenant agree that (aa) the form of security (i.e., the Security Deposit or the Letter of Credit) that Tenant chooses to provide to Landlord within the aforementioned thirty (30) day period shall be referred to herein as the “Initial Security”; and (bb) the form of security that Tenant chooses not to initially provide to Landlord within the aforementioned thirty (30) day period shall be referred to herein as the “Alternate Security”.

Landlord agrees that Tenant shall have the right, once during the term of this Lease, upon thirty (30) days’ notice (the “Replacement Security Notice Period”) to Landlord, to replace the Initial Security with the Alternate Security. Upon the providing of such notice, Tenant agrees to provide Landlord the Alternate Security.

Prior to the later to occur of (a) five (5) business days after Landlord’s receipt of the Alternate Security, or (b) the expiration of the Replacement Security Notice Period, Landlord shall return the Initial Security to Tenant. From and after Tenant’s delivery to Landlord of the Alternate Security and Landlord’s return of the Initial Security to Tenant, each, as described above, Tenant’s obligation to provide

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Landlord the Alternate Security shall govern throughout the balance of the Term of the Lease.

For example: in the event that Tenant’s Initial Security is the Security Deposit, Landlord agrees that Tenant shall have the right, once during the term of this Lease, upon thirty (30) days’ notice to Landlord, to replace the Security Deposit with the Letter of Credit. Upon the providing of such notice, Tenant agrees to provide Landlord the Letter of Credit. Prior to the later to occur of (a) five (5) business days after Landlord’s receipt of the Letter of Credit, or (b) the expiration of the aforementioned thirty (30) day period, Landlord shall return the Security Deposit to Tenant (or so much of the Security Deposit that, in accordance with Section 5 of the Standard Lease Provisions, below, remains at such point in time). From and after Tenant’s delivery of the Letter of Credit and Landlord’s return of the Security Deposit to Tenant, each, as described above, Tenant’s obligation to provide Landlord a current Letter of Credit shall govern throughout the balance of the Term of the Lease.

Prepaid Rent: $41,250.00 due and payable upon Tenant’s execution of the Lease, consisting of the first month’s Base Rent.

12. Datacenter Rules and Regulations:	This term shall mean Landlord’s rules and regulations for the Datacenter (the “Datacenter Rules and Regulations”), as such Datacenter Rules and Regulations may be amended from time to time by Landlord in accordance with Section 6.2 of the Standard Lease Provisions. The current version of the Datacenter Rules and Regulations is attached hereto as Exhibit “H”.

13. Intentionally Deleted	Intentionally Deleted

14. Intentionally Deleted	Intentionally Deleted

15. Eligibility Period:

One day’s Rent for each one (1) hour period (or part thereof) during which an Interruption of Landlord’s Service has occurred and is continuing, up to a maximum of three (3) days’ abatement for each twenty-four (24) hour period of such interruption.

For example:

(a) if such Interruption of Landlord’s Service continues for one (1) minute, one (1) day’s Rent shall be abated;

(b) if such Interruption of Landlord’s Service continues for a consecutive period of sixty (60) minutes, one (1) additional day’s Rent shall be abated;

(c) if such Interruption of Landlord’s Service continues for a consecutive period of one-hundred twenty (120) minutes, one (1) additional day’s Rent shall be abated; and

(d) if such Interruption of Landlord’s Service continues for a consecutive period of twenty-four (24) hours and one minute (and for each period of twenty-four (24) hours thereafter during which such Interruption of Landlord’s Service continues – whether such Interruption of Landlord’s Service is continuous, or whether there are brief periods of service followed by further interruptions related to the same initial root cause (i.e., a specific PDU has become inoperable, or a specific CRAC unit has become inoperable) [all such subsequent Interruption of Landlord’s Service are deemed to be the “Same Interruption”]), one (1) additional day’s Rent shall be abated for each of the first (1st) three (3) hours of each successive twenty-

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four (24) hour period of the Same Interruption.

The maximum Rent abatement for any twenty-four (24) hour period during which an Interruption of Landlord’s Service occurs, regardless of the number or length of Interruption of Landlord’s Service stemming from the Same Interruption in such twenty-four (24) hour period, shall not exceed three (3) days’ Rent, in accordance with (a)-(d), above.

The foregoing notwithstanding, Interruption of Landlord’s Service that are not the “Same Interruption” shall entitle Tenant to the abatement rights described above with regard to each Independent Interruption (defined below).

For example: if (aa) a specific PDU becomes inoperable due to an internal electrical malfunction, causing some or all of Tenant’s operations to lose power, and (bb) a specific CRAC unit becomes inoperable due to a lack of the necessary cooling agent, causing a rise in the temperature of the Premises above that which is described in Item 4(a) of Exhibit “F”, such that Tenant cuts power to its operating equipment in order to protect such equipment from the effects of high temperatures (and such lack of cooling agent is not directly caused by the inoperable PDU), then (aa) and (bb) would be considered “Independent Interruptions”.

16. Landlord’s Address for Notices:

Digital Phoenix Van Buren, LLC

c/o Digital Realty Trust, L.P.

120 E. Van Buren

Suite 120

Phoenix, AZ 85004

Attn: Property Manager

Facsimile: (602) 716.5748

E-mail:

leaseadministration@digitalrealtytrust.com

With copies to:

Digital Realty Trust, L.P.

600 West 7th Street, Suite 540

Los Angeles, CA 90017

Attention: Danny Lane and Patricia

Houston

Facsimile No. (213) 688-2811

E-mail: dlane@digitalrealtytrust.com;

phouston@digitalrealtytrust.com

And:

Stutzman, Bromberg, Esserman &

Plifka, A Professional Corporation

2323 Bryan Street, Suite 2200

Dallas, TX 75201

Attention: Noah K. Hansford

Facsimile No. (214) 969-4999

E-mail: hansford@sbep-law.com

17. Landlord’s Address for Payment of Rent:

ACH Payments:

Bank of America NT&SA

1850 Gateway Blvd.

Concord, CA 94520-3282

Routing Number: 121000358

Account Number: 1459242282

Account Name: Digital Phoenix Van Buren, LLC

Regarding/Reference: Tenant Account No., Invoice No.

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Wire Transfer:

Bank of America NT&SA

100 West 33rd Street

New York, NY 10001

Routing Number: 026009593

SWIFT: BOFAUS3N

Account Number: 1459242282

Account Name: Digital Phoenix Van Buren, LLC

Regarding/Reference: Tenant Account No., Invoice No.

Check Payments:

Digital Phoenix Van Buren, LLC

P.O. Box 50648

Los Angeles, CA 90074-0648

Overnight Address:

Bank of America Lockbox Services

File 50648

Ground Level

1000 West Temple St.

Los Angeles, CA 90012

Contact Information:

Director of Cash Management

Digital Realty Trust

560 Mission Street, Suite 2900

San Francisco, CA 94104

P: (415) 738-6509

F: (415) 495-3687

18. Brokers:

(a) Landlord’s Broker:	None.

(b) Tenant’s Broker:	None.

19. Intentionally Deleted	Intentionally Deleted

20. Land:	The land (“Land”) located at: 120 East Van Buren Street, Phoenix, Arizona

21. Building:	120 East Van Buren Street: A Three (3)-story building consisting of approximately 300,000 rentable square feet (the “Building”)

22. Datacenter:	Suite 130 of the Building depicted on Exhibit “A” attached hereto.

23. Meet-Me Room:	Suites MMR1 and MMR2 of the Building located on the Plaza floor of the Building serve as the common interconnection areas for Building tenants and Datacenter tenants.

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24. Landlord Group:	Landlord, Digital Realty Trust, L.P., Digital Realty Trust, Inc., and their respective directors, officers, shareholders, members, employees, agents, constituent partners, affiliates, beneficiaries, trustees and representatives (the “Landlord Group”).

This Lease shall consist of the foregoing Basic Lease Information, and the provisions of the Standard Lease Provisions (the “Standard Lease Provisions”) (consisting of Sections 1 through 17 which follow) and Exhibits “A” through “I”, inclusive, all of which are incorporated herein by this reference as of the Effective Date. In the event of any conflict between the provisions of the Basic Lease Information and the provisions of the Standard Lease Provisions, the Basic Lease Provisions shall control. Any initially capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Standard Lease Provisions.

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STANDARD LEASE PROVISIONS

1. LEASE OF PREMISES.

1.1 Tenant Space. In consideration of the covenants and agreements to be performed by Tenant, and upon and subject to the terms and conditions of this Lease, Landlord hereby leases to Tenant for the Term (defined in Section 2.1, below), (i) that certain space in the cage(s) specified in Item 7(a) of the Basic Lease Information in the approximate locations depicted on Exhibit “A” attached hereto (the “Premises”) and (ii) those certain conduit(s) , partial conduit(s) and/or dark fiber(s) or copper described in Item 7(b) of the Basic Lease Information (the “Pathway”). The Premises and the Pathway shall be referred to herein collectively as the “Tenant Space.”

1.2 Condition of Tenant Space. Tenant has inspected the Datacenter and the Tenant Space and, subject to Landlord’s completion of Landlord’s Installations, Tenant accepts the Tenant Space in its “AS IS, WHERE IS” condition. Tenant acknowledges and agrees that (i) no representation or warranty (express or implied) has been made by Landlord as to the condition of the Property, the Building, the Datacenter or the Tenant Space or their suitability or fitness for the conduct of Tenant’s Permitted Use, its business or for any other purpose, except as expressly provided herein, and (ii) except as specifically set forth herein, Landlord shall have no obligation to construct or install any improvements in or to make any other alterations or modifications to the Tenant Space. Upon the completion of the Commencement Date Conditions, the taking of possession of the Tenant Space by Tenant (i.e. Tenant is not considered to be “in possession of the Tenant Space” during any period of Early Access (defined below)) shall conclusively establish that the Tenant Space was at such time in good order and clean condition.

1.3 Datacenter Connection Area. Tenant acknowledges and agrees that all interconnections between the systems of Tenant and those of other tenants of the Datacenter and/or the Building must be made in the Meet-Me Room. During the Term of this Lease and subject to availability, Tenant shall have the right to lease Additional Pathway between the Datacenter Connection Area and the Meet-Me Room upon Landlord’s then prevailing standard rates and terms for such Additional Pathway. Tenant acknowledges that the Datacenter Connection Area is a common use area that will be used by and be accessible by other tenants and their technicians. The foregoing notwithstanding, Tenant acknowledges that the Meet-Me Room is operated by an entity (not an affiliate of Landlord) named telX – Phoenix, LLC (“telx”). All operations in the Meet-Me Room (including all MMR Services, as defined in Section 6.1, below), and all Tenant presence, including pathway, in the Meet-Me Room (other than connections made in Landlord’s Meet-Me Room interconnection rack) are governed and controlled by telx; each and all of which is subject to such agreements and costs as are required, from time to time, by telx.

1.4 Intentionally Deleted.

1.5 Quiet Enjoyment; Access. Subject to all of the terms and conditions of this Lease, Tenant shall quietly have, hold and enjoy the Tenant Space without hindrance from Landlord or any person or entity claiming by, through or under Landlord. Subject to the terms and conditions of this Lease (including, without limitation, the Datacenter Rules and Regulations (defined in Section 6.2, below)) and Landlord’s Access Control Systems (defined in Section 7.1, below) and Force Majeure (as defined in Section 17.14 below), Tenant shall have access to the Tenant Space twenty-four (24) hours per day, seven (7) days per week.

2. TERM.

2.1 Term. The term of this Lease, and Tenant’s obligation to pay Rent under this Lease, shall commence on the Commencement Date and shall continue in effect for the period specified in Item 5 of the Basic Lease Information (the “Term”), unless this Lease is earlier terminated as provided herein.

2.2 Delivery of Tenant Space. Delivery of Tenant Space. Landlord shall use commercially reasonable efforts to cause the Commencement Date Conditions to occur prior to the Target

Commencement Date. Upon the occurrence of the Commencement Date, Landlord shall deliver the Commencement Date Notice to Tenant.

2.2.1 Intentionally deleted.

2.2.2 In the event that the Commencement Date Conditions have not occurred by the Target Commencement Date, Landlord shall not be deemed in default hereunder, and the Commencement Date shall be postponed, as Tenant’s sole and exclusive remedy, until the date on which the Commencement Date Conditions have occurred. Notwithstanding the forgoing, in the event that the Commencement Date Conditions have not occurred prior to December 31, 2007, subject to extension related to Tenant Delay (defined below) and Force Majeure (not to exceed 60 days of Force Majeure), Tenant shall have the right, as its sole and exclusive remedy, to terminate this Lease by delivering written notice of such termination to Landlord. Should the Commencement Date Conditions occur prior to Tenant’s exercise of the foregoing termination right, however, such termination right shall, in such event, expire and be of no further force or effect upon such occurrence of the Commencement Date Conditions. For the purposes of this Lease, “Tenant Delay” shall mean a delay in Landlord’s completion of the Commencement Date Conditions, which is attributable to or caused by any change order by Tenant.

2.2.3 Tenant acknowledges that Tenant shall be responsible for installing, at Tenant’s sole cost and expense, any and all work (other than the completion of the Commencement Date Conditions) for the Premises (collectively, the “Tenant Work”). Sections 2.2, 2.2.1 & 2.2.2, above, notwithstanding, Landlord agrees, subject to the terms and conditions of this Section 2.2.3, to permit Tenant and its contractors, subcontractors, space planner/interior architect, engineers, consultants, vendors, suppliers and other representatives, and their respective employees to enter and occupy the Premises, prior to the Commencement Date (“Early Access”), for the purposes of inspecting same and for performing Tenant Work, including the installation of fixtures and equipment (e.g., telephone, communications and computer equipment and the wiring and cabling for same), on and after the date upon which Landlord notifies Tenant, verbally or otherwise, that the Premises is dust-free and safe for Tenant’s occupancy, as determined by Landlord in Landlord’s sole and absolute discretion, but not before Tenant’s Early Access would materially delay Landlord’s ability to complete the Commencement Date Conditions on or before the Target Commencement Date (the date upon which Landlord provides such notice of Early Access is referred to herein as the “Early Access Date”; the period between the Early Access Date and the Commencement Date is referred to herein as the “Early Access Period”). Any such permission shall constitute a license only, conditioned upon Tenant’s:

(a) working in harmony with Landlord and Landlord’s agents, contractors, workmen, mechanics and suppliers; and

(b) furnishing Landlord with such insurance as Landlord may reasonably require against liabilities which may arise out of such entry; provided that, in no event shall such insurance requirements exceed those that are described on Exhibit “B”, attached hereto.

Notwithstanding anything in this Lease to the contrary, the Early Access Period may be reduced by Landlord to the extent such Early Access materially interferes with Landlord’s ability to complete the Commencement Date Conditions on or before the Target Commencement Date. Additionally, Tenant agrees that, while Tenant shall not be required to pay Base Rent during the Early Access Period, Tenant shall be required to pay any and all electricity charges that accrue to the Premises during the Early Access Period. Tenant’s Early Access right is subject to Tenant executing and delivering to Landlord a Memorandum of Understanding in the form attached hereto as Exhibit “E-2”.

2.3 Extension Option.

2.3.1 Subject to and in accordance with the terms and conditions of this Section 2.3, Tenant shall have the number of options (each, an “Extension Option”) specified in Item 6 of the Basic Lease Information to extend the Term of this Lease with respect to the entire Tenant Space, each for an additional term of forty-eight (48) calendar months (collectively the “Extension Terms”, each an “Extension Term”), upon the same terms, conditions and provisions applicable to the then current Term of this Lease (except as provided otherwise herein). The Base Rent payable with respect to the Tenant Space for each year of the Extension Term (the “Option Rent”) shall be increased hereunder as of the first (1st) day of each such year to be equal to one hundred three percent (103%) of the Base Rent payable for the immediately preceding year of the Term of the Lease, as extended.

2.3.2 Tenant may exercise each Extension Option only by delivering to Landlord a written notice (an “Option Exercise Notice”) at least nine (9) calendar months (and not more than twelve (12) calendar months) prior to then applicable expiration date of the Term, which Option Exercise Notice shall specify that Tenant is irrevocably exercising its Extension Option so as to extend the Term of this Lease by an Extension Term on the terms set forth in this Section 2.3. In the event that Tenant shall duly exercise an Extension Option, the Term shall be extended to include the applicable Extension Term (and all references to the Term in this Lease shall be deemed to refer to the Term specified in Item 5 of the Basic Lease Information, plus all duly exercised Extension Terms). In the event that Tenant shall fail to deliver an Option Exercise Notice within the applicable time period specified herein for the delivery thereof, time being of the essence, at the election of Landlord, Tenant shall be deemed to have forever waived and relinquished such Extension Option, and any other options or rights to renew or extend the Term effective after the then applicable expiration date of the Term shall terminate and shall be of no further force or effect.

2.3.3 Tenant shall have the right to exercise any Extension Option only with respect to the entire Tenant Space leased by Tenant at the time that Tenant delivers an Option Exercise Notice. If Tenant duly exercises an Extension Option, Landlord and Tenant shall execute an amendment reflecting such exercise. Notwithstanding anything to the contrary herein, any attempted exercise by Tenant of an Extension Option shall, at the election of Landlord, be invalid, ineffective, and of no force or effect if, on the date on which Tenant delivers an Option Exercise Notice or on the date on which the Option Term is scheduled to commence there shall be an uncured Event of Default by Tenant under this Lease

3. BASE RENT AND OTHER CHARGES.

3.1 Base Rent. Commencing on the Commencement Date, Tenant shall pay to Landlord base rent (the “Base Rent”) for the Tenant Space in the amount set forth in Item 9 of the Basic Lease Information. All such Base Rent shall be paid to Landlord in equal monthly installments in advance on the first day of each and every month throughout the Term of this Lease; provided, however, that (a) the first full monthly installment of Base Rent shall be payable upon Tenant’s execution of this Lease and (b) if the Term of this Lease does not commence on the first day of a calendar month, the Base Rent for such partial calendar month shall (i) be calculated on a per diem basis determined by dividing the Base Rent above by the actual number of days in such month and multiplying such amount by the number of days remaining in such calendar month from and after (and including) the Commencement Date, and (ii) shall be paid by Tenant to Landlord on the Commencement Date. Except as set forth in this Section 3.1, Tenant shall not pay any installment of Rent (defined in Section 3.3, below) more than one (1) month in advance.

3.2 Installation Fee/Other Charges. In addition to paying the Base Rent, within thirty (30) days after Tenant’s receipt of an invoice therefor from Landlord, Tenant shall pay to Landlord as Additional Rent the one-time installation fee and any other charges specified in Item 10 of the Basic Lease Information as partial consideration for the fixturization of the Datacenter as set forth on Exhibit “E” attached hereto and Landlord’s costs in connection with this Lease and Tenant’s commencement of operations within the Tenant Space

3.3 Payments Generally. Base Rent, all forms of Additional Rent (defined in this Section 3.3, below) payable hereunder by Tenant and all other amounts, fees, payments or charges payable hereunder by Tenant shall (i) each constitute rent payable hereunder (and shall sometimes collectively be referred to herein as “Rent”), (ii) be payable to Landlord when due without any prior notice or demand therefor (except as provided herein) in lawful money of the United States without any abatement, offset or deduction whatsoever (except as specifically provided otherwise herein), and (iii) be payable to Landlord at the address of Landlord specified in Item 17 of the Basic Lease Information (or to such other person or to such other place as Landlord may from time to time designate in writing to Tenant. No receipt of money by Landlord from Tenant after the termination of this Lease, the service of any notice, the commencement of any suit, or a final judgment for possession shall reinstate, continue or extend the Term of this Lease or affect any such notice, demand, suit or judgment. No partial payment by Tenant shall be deemed to be other than on account of the full amount otherwise due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord shall be entitled to accept such payment without compromise or prejudice to any of the rights of Landlord hereunder or under any Applicable Laws (defined in Section 6.3.1, below). In the event that the Commencement Date or the Expiration Date (or the date of any earlier termination of this Lease) falls on a date other than the first or last day of a calendar month, respectively, the Rent payable for such partial calendar month shall be prorated based on a per diem basis. For purposes of this Lease, all amounts (other than Base Rent) payable by Tenant to Landlord pursuant to this Lease, whether or not denominated as such, shall constitute “Additional Rent.” All Rent payable hereunder, except for Base Rent and except as otherwise specifically set forth herein, shall be payable in arrears within thirty (30) day of invoice by Landlord.

3.4 Late Payments. Tenant hereby acknowledges and agrees that the late payment by Tenant to Landlord of Base Rent or Additional Rent (or any other sums due hereunder) will cause Landlord to incur administrative costs not contemplated under this Lease and other damages, the exact amount of which would be extremely difficult or impractical to fix. Landlord and Tenant agree that if Landlord does not receive any such payment on or before the date that is five (5) days after the date on which such payment is due (a “Late Charge Delinquency”), Tenant shall pay to Landlord, as Additional Rent, (i) a late charge (“Late Charge”) equal to five percent (5%) of the amount overdue to cover such additional administrative costs and damages, and (ii) interest on all such delinquent amounts at an interest rate (the “Default Rate”) equal to the lesser of (a) one and one-half percent (1 1/2%) per month or (b) the maximum lawful rate from the date such amounts are first delinquent until the date the same are paid. In no event, however, shall the charges permitted under this Article 3 or elsewhere in this Lease, to the extent the same are considered to be interest under applicable law, exceed the maximum lawful rate of interest. Landlord’s acceptance of any Late Charge, or interest pursuant to this Section 3.4, shall not be deemed to constitute a waiver of Tenant’s default with respect to the overdue amount, nor prevent Landlord from exercising any of the other rights and remedies available to Landlord hereunder or under any Applicable Laws. Notwithstanding anything herein to the contrary, Landlord agrees to waive the default interest and late charges for one (1) late payment hereunder during any consecutive twelve (12) calendar month period during the Term provided such late payment is paid in full within five (5) business days after written notice to Tenant of such failure.

3.5 Electrical Power. Tenant shall pay for all electricity provided to and/or used in the Tenant Space, as set forth herein. An electrical metering device (or electrical metering devices) (collectively, the “Electrical Metering Equipment”) compatible with Landlord’s energy management system for monitoring electricity provided to and/or used in the Tenant Space shall be installed by Tenant at Tenant’s cost. Landlord shall bill Tenant monthly for the actual cost of all electricity provided to and/or used in the Tenant Space based upon the Electrical Metering Equipment (the “Actual Electrical Costs”), plus a cost-recovery factor equal to fifty percent (50%) of the Actual Electrical Costs (the “Shared Electrical Payment”; together with the Actual Electrical Costs, collectively, the “Power Payment”). Tenant shall pay the Power Payment to Landlord, as Additional Rent, within thirty (30) days of delivery of such Power Payment invoice. Landlord and Tenant acknowledge that the Shared Electrical Payment is intended to reimburse Landlord for electricity used by certain equipment within the Tenant Space and/or by equipment located outside the Tenant Space but serving the Tenant Space, which usage, in either case, is commercially impractical of being metered because it utilizes equipment and/or facilities designed to serve more area of the Building than just the Tenant Space (the “Shared Electrical Equipment”). For the avoidance of doubt, it is the intent of the parties that this Section 3.5 represents a mechanism only for Landlord’s cost recovery with regard to electrical power provided to and/or used in or for the Tenant Space, and that there is no intent for Tenant’s Power Payment to include any element of profit to the Landlord in connection therewith.

4. TAX ON TENANT’S EQUIPMENT; OTHER TAXES.

4.1 Equipment Taxes. Tenant shall be liable for and shall pay at least ten (10) days before delinquency (and Tenant hereby indemnifies and holds Landlord harmless from and against any Claims (defined in Section 14.2, below) arising out of, in connection with, or in any manner related to) all governmental fees, taxes, tariffs and other charges levied directly or indirectly against any personal property, fixtures, machinery, equipment, apparatus, systems, connections, interconnections and appurtenances located in or used by Tenant in or in connection with the Tenant Space. If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord’s property, and if Landlord elects to pay the same, Tenant shall pay to Landlord as Additional Rent, within ten (10) days of Landlord’s demand therefor, that part of such taxes for which Tenant is liable hereunder.

4.2 Additional Taxes. Tenant shall pay to Landlord, as Additional Rent and within ten (10) days of Landlord’s demand therefor, and in such manner and at such times as Landlord shall direct from time to time by written notice to Tenant, any excise, sales, privilege, margin or other tax, assessment or other charge imposed, assessed or levied by any governmental or quasi-governmental authority or agency upon Landlord on account of (i) the Rent (and other amounts) payable by Tenant hereunder (or any other benefit received by Landlord hereunder), including, without limitation, any gross receipts tax, license fee or excise tax levied by any governmental authority, (ii) this Lease, Landlord’s business as a lessor hereunder, and the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of any portion of the Tenant Space (including, without limitation, any applicable possessory interest taxes), (iii) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Tenant Space, or (iv) otherwise in respect of or as a result of the agreement or relationship of Landlord and Tenant hereunder. Notwithstanding the foregoing, Tenant shall not be responsible for the payment of any federal and state income taxes, franchise taxes, excess profits taxes gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, and other taxes applied or measured by Landlord’s general or net income (as opposed to taxes applied or measured by Landlord’s rents, receipts, or income attributable to operations at the Building and/or taxes that are commonly referred to as “margin” taxes or “net profits” taxes).

5. SECURITY DEPOSIT; LETTER OF CREDIT.

5.1 In the event that Tenant elects to deposit the amount specified in Item 11 of the Basic Lease Information as a security deposit (the “Security Deposit”), the provisions of this Section 5.1 shall apply to the Security Deposit. Landlord shall hold the Security Deposit as security for the performance by Tenant of Tenant’s covenants and obligations under this Lease, it being expressly understood and agreed that the Security Deposit shall not be considered an advance payment of Rent or a measure of Landlord’s damages in case of default by Tenant. The Security Deposit shall be held by Landlord without liability to Tenant for interest, and Landlord may commingle such deposit with any other funds held by Landlord. Upon the occurrence of any Event of Default (defined in Section 15.1 below), Landlord may, from time to time, without prejudice to any other remedy, apply the Security Deposit to the extent necessary to make good any arrears of Base Rent, Additional Rent, and any other payment, damage, injury, expense or liability caused to Landlord by such Event of Default. Following any application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to the amount thereof immediately prior to such application. Subject to the requirements of, and conditions imposed by, governmental laws, rules and regulations applicable to security deposits under commercial leases (the “Applicable Security Deposit Laws”), Landlord shall, within the time required by Applicable Security Deposit Laws, or if no such requirement, within sixty (60) days after the expiration of the Term of this Lease (or the earlier termination of this Lease), return to Tenant the portion (if any) of the Security Deposit remaining after deducting all damages, charges and other amounts owing by Tenant to Landlord under this Lease. Landlord and Tenant agree that such deductions shall include, without limitation, all damages and losses that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any default under this Lease by Tenant. If Landlord transfers Landlord’s interest in the Tenant Space during the Term of this Lease (including any extension thereof), Landlord may assign the Security Deposit to the transferee, and upon such transfer and the delivery to Tenant of an acknowledgement of the transferee’s responsibility for the Security Deposit, Landlord shall have no further liability for the return of the Security Deposit. In the event the provisions of any Applicable Security Deposit Laws, or other provisions of Law, now or hereinafter in force, which restricts the amount or types of claims that a landlord may make upon a security deposit or imposes upon a landlord (or its successors) any obligation with respect to the handling or return of security deposits, conflict with the terms and conditions of this Section 5, the terms and conditions of this Section 5 shall govern.

6. USE.

6.1 Permitted Use. Subject to the terms of this Lease, including, specifically, Sections 1.3 and 6.3.1, Tenant shall be entitled to use the Tenant Space only for the placement, maintenance and operation of computer, switch and/or communications equipment, fixtures, machinery, apparatus, systems, connections, interconnections, appurtenances and the like (in accordance with the terms of this Lease, including, specifically, Sections 8.4 and 13.1) (the “Permitted Use”). Any other use of the Tenant Space is subject to Landlord’s prior written consent, which consent may be withheld or conditioned in Landlord’s sole and absolute discretion. Additionally, and not withstanding anything to the contrary contained in this Section 6.1, Tenant may not operate a Meet-Me Room in the Tenant Space or any other portion of the Building, provide MMR Services (as defined below) in the Tenant Space or any other portion of the Building, or refer to the Tenant Space as a Meet-Me Room. As used herein “MMR Services” means the services typically provided by companies in the primary business of providing carrier-neutral interconnections, such as the Switch & Data, Equinix, CRG West and Telehouse, including without limitation, furnishing of space, racks and pathway to parties for the purpose of such party’s placement and maintenance of computer, switch and/or communications equipment and connections with the communications cable and facilities of other parties in the Building.

6.2 Datacenter Rules and Regulations. Tenant’s Permitted Use shall be subject to, and Tenant, and Tenant’s agents, employees and invitees shall comply fully with all requirements of the Datacenter Rules and Regulations. Landlord shall at all times have the right to change such rules and regulations or to amend or supplement them in such manner as may be deemed (by Landlord in the exercise of its sole but good faith discretion) advisable for the safety, care and cleanliness of the Tenant Space, the Datacenter, the Building and the Property and for preservation of good order therein, all of which Datacenter Rules and Regulations, as changed, amended, and/or supplemented from time to time, shall be fully carried out and strictly observed by Tenant; provided, however, that such changes to the Datacenter Rules and Regulations may not increase Tenant’s monetary obligations under this Lease or unreasonably interfere with access to or the beneficial use of the Tenant Space for the Permitted Use. In the event of a conflict between the Datacenter Rules and Regulations and the terms of this Lease, the terms of this Lease shall govern. Tenant shall further be responsible for the compliance with such Datacenter Rules and Regulations (as the same may be changed, amended and/or supplemented from time to time) by the employees, agents and invitees of Tenant. Landlord shall apply the Datacenter Rules and Regulations in a non-discriminatory manner and uniformly to the tenants of the Datacenter.

6.3 Compliance with Laws; Hazardous Materials.

6.3.1 Compliance with Laws. Tenant, at Tenant’s sole cost and expense, shall timely take all action required to cause the Tenant Space to comply in all respects with all laws, ordinances, building codes, rules, regulations, orders and directives of any governmental authority having jurisdiction (including without limitation any certificate of occupancy), and all covenants, conditions and restrictions affecting the Property now or in the future applicable to the Tenant Space (collectively, “Applicable Laws”) and with all rules, orders, regulations and requirements of any applicable fire rating bureau or other organization performing a similar function. Tenant shall not use the Tenant Space, or permit the Tenant Space to be used, in any manner, or do or suffer any act in or about the Tenant Space which: (i) violates or conflicts with any Applicable Law; (ii) causes or is reasonably likely to cause damage to the Property, the Building, the Tenant Space or the Building and/or Property systems and equipment, including, without limitation, all fire/life safety, electrical, HVAC, plumbing or sprinkler, access control (including, without limitation, Landlord’s Access Control Systems), mechanical, telecommunications, elevator and escalator systems and equipment (collectively, the “Building Systems”); (iii) will invalidate or otherwise violates a requirement or condition of any fire, extended coverage or any other insurance policy covering the Property, the Building, and/or the Tenant Space, or the property located therein, or will increase the cost of any of the same (unless, at Landlord’s election, Landlord permits an activity which will cause an increase in any such insurance rates on the condition that Tenant shall agree in writing to pay any such increase to Landlord immediately upon demand as Additional Rent); (iv) constitutes or is reasonably likely to constitute a nuisance to other tenants or occupants of the Datacenter, the Building or the Property, or any equipment, facilities or systems of any such Tenant; (v) interferes with, or is reasonably likely to interfere with, the transmission or reception of microwave, television, radio, telephone, or other communication signals by antennae or other facilities located at the Property; (vi) amounts to (or results in) the commission of waste in the Tenant Space, the Datacenter, the Building or the Property; (vii) violates the Datacenter Rules and Regulations; or (viii) is other than the Permitted Use. Tenant shall be responsible for any losses, costs or damages in the event that unauthorized parties gain access to the Tenant Space, the Building or the Datacenter through access cards, keys or other access devices provided to Tenant by Landlord. Tenant shall promptly upon demand reimburse Landlord as Additional Rent for any additional premium charged for any insurance policy by reason of Tenant’s failure to comply with the provisions of this Section 6.3. Notwithstanding anything in this Lease to the contrary, as between Landlord and Tenant, (1) Tenant shall bear the responsibility and cost of complying with all Applicable Laws (including without limitation, Title III of the Americans With Disabilities Act of 1990, any state laws governing handicapped access or architectural barriers, and all rules, regulations, and guidelines promulgated under such laws, as amended from time to time (the “Disabilities Acts”)) in the Tenant Space (except as to Landlord’s Installations listed on Exhibit “E,” for which Landlord shall be responsible), and (2) Landlord shall bear the responsibility and cost of complying with all Applicable Laws, including the Disabilities Acts, (aa) in the common areas, (bb) in the Tenant Space, but only with respect to Landlord’s Installations, and (cc) related to the Building’s structure and the Building’s utility and life-safety systems, other than (i) compliance that is necessitated by the use of the Tenant Space, or (ii) compliance that is necessitated with regard to any portion of the Tenant Space that is not Landlord’s Installations (in either case, responsibility and cost of which shall be borne by Tenant).

6.3.2 Hazardous Materials. No Hazardous Materials (defined below) shall be Handled (defined below) upon, about, in, at, above or beneath the Tenant Space or any portion of the Building or the Property by or on behalf of Tenant, its Transferees (defined in 10.1, below), or their respective contractors, clients, officers, directors, employees, representatives, licensees, agents, or invitees (the “Tenant Parties”). Notwithstanding the foregoing, normal quantities of those Hazardous Materials customarily used in the conduct of the Permitted Use may be used at the Tenant Space without Landlord’s prior written consent, but only in compliance with all applicable Environmental Laws (defined below) and only in a manner consistent with Institutional Owner Practices (defined in Section 8.3, below). “Environmental Laws” shall mean and include all now and hereafter existing Applicable Laws regulating, relating to, or imposing liability or standards of conduct concerning public health and safety or the environment. “Hazardous Materials” shall mean and include: (1) any material or substance: (i) which is defined or becomes defined as a “hazardous substance,” “hazardous waste,” “infectious waste,” “chemical mixture or substance,” or “air pollutant” under Environmental Laws; (ii) containing petroleum, crude oil or any fraction thereof; (iii) containing polychlorinated biphenyls (PCB’s); (iv) asbestos, asbestos-containing materials or presumed asbestos-containing materials (collectively, “ACM”); (v) which is radioactive; (vi) which is infectious; or (2) any other material or substance displaying toxic, reactive, ignitable or corrosive characteristics, and are defined, or become defined by any Environmental Law. “Handle,” “Handled,” or “Handling” shall mean any installation, handling, generation, storage, treatment, use, disposal, discharge, release, manufacture, refinement, presence, migration, emission, abatement, removal, transportation, or any other activity of any type in connection with or involving Hazardous Materials.

6.4 Electricity Consumption Threshold. Tenant’s actual electricity consumption for the Premises, as reasonably determined by Landlord pursuant to such measurement method or methods as Landlord shall employ from time to time acting consistently with Institutional Owner Practices (including, without limitation, the use of submeters and/or pulse meters, electrical surveys and/or engineer’s estimates), shall not at any time, exceed the number of watts for the Premises specified in Item 1 of Exhibit

“F” (the “Electricity Consumption Threshold”). All equipment (belonging to Tenant or otherwise) located within the Premises shall be included in the calculation of Tenant’s actual electricity consumption for the Premises.

6.5 Structural Load. Tenant shall not place a load upon the Premises or the Datacenter exceeding the number of pounds of live load per square foot specified in Item 5 of Exhibit “F”. Any cabinets, cages or partitions installed by Landlord shall be included in the calculation of the live load.

7. SERVICES TO BE PROVIDED TO THE TENANT SPACE.

7.1 Access Control. Landlord will provide access control as follows: (i) Landlord will operate a check-in desk at the Building’s main entrance twenty-four (24) hours per day, seven (7) days per week, (ii) Landlord has installed an electronic “key card” system and an electronic “biometric” system to control access to the Datacenter, and (iii) Landlord has installed a video surveillance system in the Datacenter (collectively, “Landlord’s Access Control Systems”). Landlord disclaims any and all other responsibility or, obligation to provide additional access control (or any security) to the Building, the Datacenter, the Datacenter Connection Area, the Tenant Space, or any portion of any of the above. Landlord reserves the right, to be exercised by Landlord in its sole and absolute discretion, but without assuming any duty, to institute additional access control measures in order to further control and regulate access to the Building, the Datacenter or any part thereof. Landlord shall not, under any circumstances, be responsible for providing or supplying security services to the Tenant Space or any part of the Datacenter or the Building in excess of the Landlord’s Access Control Systems expressly set forth in this Section 7.1 (and Landlord shall not under any circumstances be deemed to have agreed to provide any services in excess of the above specified Landlord’s Access Control Systems). Subject to Landlord’s approval of the plans and specifications therefor and the contractors who will perform such work, Tenant may install, at its sole cost and expense, its own security system (“Tenant’s Security System”) for the Premises. Tenant shall furnish Landlord with a copy of all key codes, access cards and other entry means and ensure that Landlord shall have access to the Premises at all times. Additionally, Tenant shall ensure that Tenant’s Security System shall comply with all applicable laws, ordinances, rules and regulations, including all fire safety laws, and in no event shall Landlord be liable for the malfunctioning thereof, and Tenant shall indemnify Landlord therefrom. Tenant shall have the right, subject to Landlord’s reasonable approval and at its sole cost and expense, to integrate Tenant’s security system and management systems into Landlord’s Building security system and Building management systems. Tenant acknowledges and agrees that it understands that all persons in the Datacenter and the activities of all such persons are and shall be subject to surveillance by video camera and/or otherwise by Landlord’s agents and employees. Tenant further acknowledges and agrees that it understands that the Datacenter Connection Area is a non-exclusive use area that will be utilized by other tenants of the Datacenter.

7.2 Electricity; HVAC.

7.2.1 Electricity. Landlord shall furnish electricity to the Premises in accordance with the specifications set forth in Item 1 of Exhibit “F” attached hereto. The obligation of Landlord to provide electricity to the Tenant Space shall be subject to the rules and regulations of the supplier of such electricity and of any governmental authorities regulating providers of electricity and shall be limited to providing the Electricity Consumption Threshold (as defined in Section 6.4). Except as expressly set forth in Items 2 and 3 of Exhibit “F”, Tenant shall be solely responsible for all emergency, supplemental or back-up power systems (“Back-Up Power”) for use in the Tenant Space. Landlord expects its back-up generator (identified in Item 3 of Exhibit “F”) to begin operating within the target battery capacity period set forth in Item 2 of Exhibit “F” in the event of a utility interruption.

7.2.2 HVAC. Landlord shall furnish HVAC (defined below) to the Premises in accordance with the specifications set forth in Item 4(c) of Exhibit “F” attached hereto. The obligation of Landlord to provide HVAC to the Premises shall be subject to the rules and regulations of the supplier of electricity and of any governmental authorities regulating providers of electricity and with the provision of HVAC service, and shall be limited to providing HVAC sufficient to meet the temperature and humidity targets described in Items 4(a) and 4(b) of Exhibit “F”. Except as expressly set forth in this Section 7.2.2, Tenant shall be solely responsible for all emergency, supplemental or back-up HVAC systems (“Supplemental HVAC”) for use in the Tenant Space.

7.3 Interruption of Services.

7.3.1 Landlord shall not be liable or responsible to Tenant for any loss, damage or expense of any type which Tenant may sustain or incur if the quantity or character of the utility provided electric service is changed, is no longer available, or is no longer suitable for Tenant’s requirements. No interruption or malfunction of any electrical or other service (including, without limitation, heating ventilation and air conditioning “HVAC”) to the Tenant Space (or to any other portion of the Building or Property) shall, in any event, (i) constitute an eviction or disturbance of Tenant’s use and possession of the Tenant Space, (ii) constitute a breach by Landlord of any of Landlord’s obligations under this Lease, (iii) render Landlord liable for damages of any type or entitle Tenant to be relieved from any of Tenant’s obligations under this Lease (including the obligation to pay Base Rent, Additional Rent, or other charges), (iv) grant Tenant any right of setoff or recoupment, (v) provide Tenant with any right to terminate this Lease, or (vi) make Landlord liable for any injury to or interference with Tenant’s business or any punitive, incidental or consequential damages (of any type), whether foreseeable or not, whether arising from or relating to the making of or failure to make any repairs, alterations or improvements, or whether arising from or related to the provision of or failure to provide for or to restore any service in or to any portion of the Property, the Building or the Datacenter. In the event of any interruption, however, Landlord shall employ commercially reasonable efforts to restore such service or cause the same to be restored in any circumstances in which such restoration is within the reasonable control of Landlord and the interruption at issue was not caused in whole or in part by any action of Tenant.

7.3.2 Notwithstanding the foregoing, in the event that (a) there is an interruption of Landlord’s services, including, but not limited to (i) any interruption of any electrical or other service (including, without limitation, HVAC) to the Tenant Space, or (ii) a violation of the service levels described in Exhibit “F”, attached hereto, in the Tenant Space, (b) such interruption of Landlord’s services is not caused by any act or omission of Tenant or Tenant’s employees, agents, invitees or contractors, nor by a Casualty (as defined in Section 9.1.1, below), and (c) Tenant is prevented from using (and actually does not use) the Tenant Space, or any portion thereof, in the ordinary course of Tenant’s business, as determined by Tenant, for a period in excess of the timeframe specified in Item 15 of the Basic Lease Information (the “Eligibility Period”) because of the interruption of Landlord’s services (such an interruption, an “Interruption of Landlord’s Services”), Tenant shall, as its exclusive remedy therefor, be entitled to an abatement of Rent as set forth in Item 15 of the Basic Lease Information.

7.3.3 In addition to Tenant’s right to abatement of Base Rent, in the event a Chronic Outage (as hereinafter defined) occurs, Tenant may terminate this Lease by delivering to Landlord within five (5) business days following the occurrence of the Chronic Outage, written notice (“Tenant’s Chronic Outage Termination Notice”) of such termination. In the event of Tenant’s Chronic Outage termination, Landlord and Tenant agree that Tenant shall be permitted to continue its tenancy of the Tenant Space for one hundred eighty (180) days after the date of Landlord’s receipt of Tenant’s Chronic Outage Termination Notice (such period of Tenant’s “post-Chronic Outage termination tenancy” is referred to herein as “Tenant’s Chronic Outage Termination Period”); provided, however, that, (a) during Tenant’s Chronic Outage Termination Period, all of the terms of this Lease shall continue in full force and effect (including the default and remedy provisions contained herein), and (b) Tenant shall have the right to terminate Tenant’s Chronic Outage Termination Period, prior to the one hundred eightieth (180th) day thereof, by providing ninety (90) days’ written notice of such early termination to Landlord (“Tenant’s 2nd Chronic Outage Termination Notice”), in which case Tenant’s Chronic Outage Termination Period shall expire upon the earlier to occur of (i) the one hundred eightieth (180th) day after the date of Landlord’s receipt of Tenant’s Chronic Outage Termination Notice; and (ii) the ninetieth (90th) day after the date of Landlord’s receipt of Tenant’s 2nd Chronic Outage Termination Notice. Tenant’s failure to timely deliver Tenant’s Chronic Outage Termination Notice shall automatically extinguish Tenant’s right to terminate this Lease with respect to that particular Chronic Outage. As used herein the term “Chronic Outage” means that three (3) or more times within a twelve (12) consecutive month period, there occurs an Interruption of Landlord’s Services, each occurrence of which continues for twelve (12) or more consecutive hours, regardless of whether or not such Interruption of Landlord’s Services was caused by Force Majeure.

7.3.4 In addition to Tenant’s right to abatement of Base Rent, in the event a Continuous Outage (as hereinafter defined) occurs, Tenant may terminate this Lease by delivering to Landlord within five (5) business days following the occurrence of the Continuous Outage, written notice (“Tenant’s Continuous Outage Termination Notice”) of such termination. In the event of Tenant’s Continuous Outage termination, Landlord and Tenant agree that Tenant shall be permitted to continue its tenancy of the Tenant Space for one hundred eighty (180) days after the date of Landlord’s receipt of Tenant’s Continuous Outage Termination Notice (such period of Tenant’s “post-Continuous Outage termination tenancy” is referred to herein as “Tenant’s Continuous Outage Termination Period”); provided, however, that, (a) during Tenant’s Continuous Outage Termination Period, all of the terms of this Lease shall continue in full force and effect (including the default and remedy provisions contained herein), and (b) Tenant shall have the right to terminate Tenant’s Continuous Outage Termination Period, prior to the one hundred eightieth (180th) day thereof, by providing ninety (90) days’ written notice of such early termination to Landlord (“Tenant’s 2nd Continuous Outage Termination Notice”), in which case Tenant’s Continuous Outage Termination Period shall expire upon the earlier to occur of (i) the one hundred eightieth (180th) day after the date of Landlord’s receipt of Tenant’s Continuous Outage Termination Notice; and (ii) the ninetieth (90th) day after the date of Landlord’s receipt of Tenant’s 2nd Continuous Outage Termination Notice. Tenant’s failure to timely deliver Tenant’s Continuous Outage Termination Notice shall automatically extinguish Tenant’s right to terminate this Lease with respect to that particular Continuous Outage. As used herein the term “Continuous Outage” means an Interruption of Landlord’s Services occurs and continues for thirty (30) consecutive days, regardless of whether or not such Interruption of Landlord’s Services was caused by Force Majeure.

8. MAINTENANCE; ALTERATIONS.

8.1 Landlord Maintenance. Except as provided in this Section 8.1, Landlord shall have no obligation to repair and/or maintain the Tenant Space. Landlord will maintain and keep in clean and safe condition, and good order and repair, the Cage, Pathway, any Additional Pathway and shared Pathway (including dark fiber(s)) and the Datacenter, including, the Datacenter common area, Landlord’s Access Control Systems, HVAC, UPS plant, DC plant (if any), Back-up Power, fire suppression systems, common area cable management systems comprised of ladder racks, fiber trays, under-floor cable trays and other similar equipment installed for the benefit of all tenants of the Datacenter, floors and walls, foundation, exterior walls and roof of the Building, the public areas within the Building, and all common Building Systems, including without limitation, the heating, air conditioning and ventilation system within the Building. Landlord shall use commercially reasonable efforts to, (i) maintain battery capacity in the UPS plant for Tenant UPS power and the DC plant for DC power (if any), as specified in Item 2 of Exhibit “F”, (ii) maintain Datacenter temperature within the range specified in Item 4(a) of Exhibit “F”, (iii) maintain Datacenter relative humidity within the range specified in Item 4(b) of Exhibit “F”, and (iv) maintain PDUs serving the Tenant Space. In the event of an interruption of electrical service to the Premises, Landlord shall reasonably promptly thereafter contract with a third party vendor to provide fuel to the fuel tanks of the Back-up Power systems for the duration of such interruption. The cost thereof shall be borne by Tenant if such interruption or failure was caused by any act or omission of Tenant or Tenant’s employees, agents, invitees or contractors.

8.2 Tenant’s Maintenance. During the Term of this Lease, Tenant shall, at Tenant’s sole cost and expense, maintain the Tenant Space and Tenant’s equipment therein and in the Datacenter Connection Area, if any, in a clean and safe condition and in good order (and in at least as good order and clean condition as when Tenant took possession), ordinary wear and tear excepted. If Tenant fails to perform its covenants of maintenance and repair hereunder, or if Tenant or any of Tenant’s technicians or representatives physically damages the Property, the Building, the Datacenter, the Datacenter Connection Area, or any portion of any of the above, or the personal property of any other tenant or occupant, Landlord may, but shall not be obligated to, perform all necessary or appropriate maintenance and repair, and any amounts expended by Landlord in connection therewith, plus an administrative charge of ten percent (10%), shall be reimbursed by Tenant to Landlord as Additional Rent within thirty (30) days after Landlord’s demand therefor. Aside from Tenant’s equipment, if any, in the Datacenter Connection Area, Tenant shall have no obligation to maintain or repair the Datacenter Connection Area.

8.3 Alterations. Notwithstanding any provision in this Lease to the contrary, Tenant shall not make or cause to be made any alterations, additions, improvements or replacements to the Tenant Space, the Datacenter, or any other portion of the Building or Property (collectively, “Alterations”) without the prior written consent and approval of Landlord, which consent and approval may be withheld, conditioned or delayed in Landlord’s sole and absolute discretion; provided, however, that Landlord’s consent shall not be required for any usual and customary installations, repairs, maintenance, and removals of equipment and telecommunication cables within the Tenant Space if and to the extent that such installations, repairs, maintenance, and removals (i) are usual and customary within the industry, (ii) are of a type and extent which are customarily permitted to be made without consent by landlords acting consistently with Institutional Owner Practices (defined below) leasing similar space for similar uses to similar tenants, (iii) are in compliance with the Datacenter Rules and Regulations, and (iv) will not affect the Building’s structure, the provision of services to other Building tenants, or the Building’s electrical, plumbing, HVAC, life safety or mechanical systems. For example, Landlord’s consent would be required for the installation of overhead ladder racks that are attached to the ceiling and Landlord’s consent would not be required for the installation of equipment which does not involve drilling into the floor or ceiling. For purposes hereof, “Institutional Owner Practices” shall mean practices that are consistent with the practices of the majority of the institutional owners of institutional grade, first-class datacenter or telecommunications projects in the United States of America. Additionally, Landlord and Tenant agree that, Landlord shall provided its consent (or objections) with regard to Tenant’s requests for Alterations consent within ten (10) business days after Landlord’s receipt of such request. In the event that Landlord has failed to provide its consent (or objections) within the prescribed ten (10) business day period, as applicable, Landlord will be deemed to have consented with regard to the applicable request for Alterations consent; provided that (i) such request for Alterations consent contains the phrase “DATED MATERIAL ENCLOSED. RESPONSE IS REQUIRED WITHIN TEN BUSINESS DAYS AFTER LANDLORD’S RECEIPT HEREOF”, in all capital letters (no smaller than sixteen (16) point font) on the outside of the package in which such request for Alterations consent is provided to Landlord; (ii) such request for Alterations consent contains three (3) full sets of drawings (two full size hard copies, and one full set of drawings on CD); and (iii) in the event that Landlord has not responded within such ten (10) business day period, Tenant agrees to provide Landlord one (1) additional written notice (the “2nd Alterations Consent Notice”) and one (1) additional business day following such 2nd Alterations Consent Notice in which to respond, prior to such deemed consent taking effect.

8.4 Removal of Cable, Wiring, Connecting Lines, Equipment and Personal Property. Tenant agrees that, upon the expiration or earlier termination of this Lease, Tenant (or, failing which, a contractor designated by Landlord) shall at Tenant’s sole cost and expense, promptly remove all of Tenant’s Personal Property (defined below), and shall restore those portions of the Building, the Datacenter and/or the Tenant Space damaged by such removal of (or by the initial installation of) such Tenant’s Personal Property to their condition immediately prior to the installation or placement of such items. If Tenant fails to promptly remove any such Tenant’s Personal Property pursuant to this Section 8.4, Landlord shall have the right to remove such Tenant’s Personal Property and to restore those portions of the Building, the Datacenter, and/or the Tenant Space damaged by such removal to their condition immediately prior to the installation or placement of such Tenant’s Personal Property, in which case Tenant agrees to reimburse Landlord within thirty (30) days of Landlord’s demand therefor, for all of Landlord’s costs of removal and restoration plus an administrative fee equal to ten percent (10%) of such cost. For purposes hereof, “Tenant’s Personal Property” shall mean, collectively, all cable, wiring, connecting lines, and other installations, equipment or property installed or placed by or for on behalf of Tenant anywhere in the Building, the Datacenter, and/or the Tenant Space.

9. CASUALTY; EMINENT DOMAIN; INSURANCE.

9.1 Casualty; Eminent Domain.

9.1.1 If at any time during the Term of this Lease, a material portion of the Property, the Building, the Datacenter or the Tenant Space shall be (i) damaged or destroyed by fire or other casualty (a “Casualty”), or (ii) taken under the power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or sold to prevent the exercise thereof (a “Taking”), so that, in either case, the use of the Tenant Space is materially impaired, then Landlord shall have the right to elect, in Landlord’s sole and absolute discretion, to either (a) terminate this Lease by delivery of written notice (a “Termination Notice”) thereof to Tenant or (b) to continue this Lease, in which case, Landlord shall repair and reconstruct the Tenant Space and the Datacenter to substantially the same condition in which they existed immediately prior to such Casualty or Taking. Notwithstanding the foregoing, Landlord shall have no right to terminate the Lease due to Casualty or Taking unless it also terminates the Leases of all other tenants of the Building similarly affected by the Casualty or Taking. If as a result of the Casualty, the Tenant Space is unfit for use by Tenant in the ordinary conduct of Tenant’s business and actually is not used by Tenant in the ordinary conduct of Tenant’s business (which, for the avoidance of doubt, and for the purposes of this Lease, means the operation of Tenant’s business in the affected portion of the Tenant Space is adversely impacted), then Landlord shall provide written notice (the “Restoration Notice”) to Tenant as soon as practicable after the Casualty of the period of time (the “Stated Restoration Period”) which shall be required for the repair and restoration of the Building to permit use of the Tenant Space in the ordinary conduct of Tenant’s business and Tenant shall have the right, at its election, to terminate this Lease if either (i) the Stated Restoration Period shall be in excess of ninety (90) days following the Casualty and Tenant terminates this Lease with written notice thereof to Landlord within ten (10) days following delivery of the Restoration Notice, or (ii) Landlord shall fail within the Stated Restoration Period to complete the repair and restoration of the Building necessary to allow Tenant’s use of the Tenant Space in the ordinary conduct of Tenant’s business and Tenant delivers written notice of such termination to Landlord within thirty (30) days following the expiration of the restoration deadline.

9.1.2 Base Rent Abatement. In the event that this Lease is terminated as herein permitted, Landlord shall refund to Tenant any prepaid Base Rent less any sum then owing Landlord by Tenant. Landlord shall not be obligated to carry insurance on Tenant’s personal property within the Tenant Space. If this Lease is not terminated in pursuant to Section 9.1.1 above, Base Rent shall abate proportionately during the period and to the extent that the Tenant Space is unfit for use by Tenant in the ordinary conduct of Tenant’s business and actually is not used by Tenant in the ordinary conduct of Tenant’s business, this Lease shall continue in full force and effect, and such repairs shall be made within the time periods set forth in Section 9.1.1 above, subject to delay caused by Force Majeure.

9.1.3 Tenant’s Remedy. Tenant’s termination right and Base Rent abatement, to the extent provided above in this Article 9, shall be Tenant’s sole remedies in the event of a Casualty or Taking, and Tenant shall not be entitled to any compensation or damages for loss of, or interference with, Tenant’s business or use or access of all or any part of the Tenant Space resulting from any such damage, repair, reconstruction or restoration; provided, however, that notwithstanding anything to the contrary herein, if any Casualty is caused by any negligent act or omission or act of willful misconduct of Tenant or any Tenant Party, Tenant shall not be entitled to terminate this Lease under Section 9.1.1 and there shall be no abatement of any Base Rent (or any other Rent or other amounts) due hereunder.

9.1.4 Waiver. Landlord and Tenant agree that the provisions of this Article 9 and the remaining provisions of this Lease shall exclusively govern the rights and obligations of the parties with respect to any and all damage to, or destruction of, all or any portion of the Tenant Space, the Building or the Property, and/or any Taking thereof, and each Landlord and Tenant hereby waive and release each and all of their respective common law and statutory rights inconsistent herewith, whether now or hereinafter in effect.

9.2 Tenant’s Insurance. Tenant shall, at Tenant’s expense, procure and maintain throughout the Term of this Lease a policy or policies of insurance in accordance with the terms and requirements set forth in Exhibit “B” to this Lease. Tenant hereby waives its rights against the Landlord Group (defined in

Item 24 of the Basic Lease Information) with respect to any claims or damages or losses (including any claims for bodily injury to persons and/or damage to property) which are caused by or result from (i) risks insured against under any insurance policy carried by Tenant at the time of such claim, damage, loss or injury, or (ii) risks which would have been covered under any insurance required to be obtained and maintained by Tenant under this Lease had such insurance been obtained and maintained as required; provided, however, that in no event shall Tenant be deemed to have waived its right against Landlord with respect to any claims or damages or losses (including any claims for bodily injury to persons and/or damage to property) which are caused by or result from the gross negligence or willful misconduct of any member of the Landlord Group. The foregoing waivers shall be in addition to, and not a limitation of, any other waivers or releases contained in this Lease and shall survive expiration or earlier termination of this Lease. All of Tenant’s insurance policies shall be endorsed so as to include a waiver of subrogation with and to the full extent of Tenant’s waiver of claims above.

9.3 Landlord’s Insurance. Landlord shall, at Landlord’s expense, procure and maintain throughout the Term of this Lease a policy or policies of insurance insuring the Building and the Property and all of Landlord’s equipment and fixtures installed therein against loss due to fire and other casualties included in standard extended coverage insurance policies, in an amount equal to the replacement cost thereof. Landlord shall also maintain such insurance as is customarily carried by reasonably prudent landlords of datacenters in the city in which the Property is located. All insurance required under this Lease shall be issued by insurers with a “General Policyholders Rating” of at least A-, VIII, as set forth in “Best’s Insurance Guide.” Such insurers shall be authorized to do business in the state in which the Property is located. Landlord hereby waives its rights against Tenant with respect to any claims or damages or losses (including any claims for bodily injury to persons and/or damage to property) which are caused by or result from (i) risks insured against under any insurance policy carried by Landlord at the time of such claim, damage, loss or injury, or (ii) risks which would have been covered under any insurance required to be obtained and maintained by Landlord under this Lease had such insurance been obtained and maintained as required; provided, however, that in no event shall Landlord be deemed to have waived its rights against Tenant with respect to any claims or damages or losses (including any claims for bodily injury to persons and/or damage to property) which are caused by or result from the negligence or willful misconduct of Tenant and/or the Tenant Parties, as defined in Section 14.2 below. The foregoing waivers shall be in addition to, and not a limitation of, any other waivers or releases contained in this Lease. All of Landlord’s insurance policies shall be endorsed so as to include a waiver of subrogation with and to the full extent of Landlord’s waiver of claims above.

10. ASSIGNMENT AND SUBLETTING.

10.1 Restrictions on Transfers; Landlord’s Consent. Tenant shall not sublease all or any part of the Tenant Space, nor assign this Lease, nor enter any other agreement (a) permitting a third party (other than Tenant, Tenant Parties or Tenant’s occasional guests) to occupy or use any portion of the Tenant Space or (b) otherwise assigning, transferring, mortgaging, pledging, hypothecating, encumbering or permitting a lien to attach to its interest under this Lease (any such assignment, sublease or the like may sometimes be referred to herein as a “Transfer” and any person or entity to whom a Transfer is made or sought to be made is referred to herein as a “Transferee”), without Landlord’s express prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. No Transfer (whether voluntary, involuntary or by operation of law) shall be valid or effective without Landlord’s prior written consent and, at Landlord’s election, any Transfer or attempted Transfer shall constitute an Event of Default of this Lease. Except as set forth in Section 10.5, below, Tenant expressly covenants and agrees not to enter into (and acknowledges and agrees that it has no right to enter into) any Transfer which expressly, implicitly, or effectively amounts to or is the equivalent of a sublease or other arrangement which creates a co-location between Tenant and any Transferee (any such Transfer a “Sub-Co-location Arrangement”) without the prior written consent of Landlord which, in such circumstances, may be granted or withheld by Landlord for any reason or for no reason in the exercise of Landlord’s sole and absolute discretion (and Tenant agrees that it shall be reasonable for Landlord to withhold its consent to any Transfer which would amount to or create the equivalent of a Sub-Co-location Arrangement).

10.1.1 Permitted Transfer. Notwithstanding anything to the contrary in this Lease, Tenant may, without the consent of Landlord (and without being subject to Landlord’s rights under Section 10.3, below) (a) undertake the transfer or assignment of interests in Tenant, including, without limitation, the transfer of any or all of the outstanding voting or non-voting stock or the issuance of new shares of voting or non-voting stock of Tenant which shall not be deemed an assignment of this Lease provided such action is taken pursuant to a bona fide business transaction and not principally or exclusively as a means to evade the consent requirements under this Lease and further provided that the credit of the Tenant under this Lease after such acquisition is deemed to be sufficient in Landlord’s sole reasonable determination; and/or (b) effect Affiliate Transfers (as defined below) (in either event, a “Permitted Transfer”). An “Affiliate Transfer” means (i) an assignment by Tenant of this Lease to a Tenant Affiliate (as defined below), or (ii) an assignment by Tenant of this Lease in connection with a corporate reorganization provided the board of directors of the entity resulting from such corporate reorganization is controlled by directors representing the interests of the undersigned Tenant as it existed prior to such reorganization, if (x) Tenant gives Landlord prior written notice of the name of any such assignee, (y) the assignee assumes, in writing, for the benefit of Landlord all of Tenant’s obligations under this Lease, and (z) (except in the case of an assignment to a Tenant Affiliate) the credit of the surviving or created entity is deemed to be sufficient in Landlord’s sole reasonable determination. The term “Tenant Affiliate” as used herein shall mean any partnership, limited liability company, or corporation or other entity, directly or indirectly, which through one or more intermediaries, controls, is controlled by, or is under common control with Tenant. The term “control”, as used in the immediately preceding sentence shall mean with respect to a corporation the right to exercise, directly or indirectly, fifty percent (50%) or more of the voting rights attributable to the controlled corporation or the power to elect a majority of its Board of Directors.

10.2 Notice to Landlord. If Tenant desires to make any Transfer (other than a Permitted Transfer, for which Tenant must notify Landlord within twenty (20) days after the occurrence of same), then at least ten (10) days (but no more than one hundred eighty (180) days) prior to the proposed effective date of the proposed Transfer, Tenant shall submit to Landlord a written request (a “Transfer Notice”) for Landlord’s consent, which notice shall include: (i) a statement containing: (a) the name and address of the proposed Transferee; (b) current, certified financial statements of the proposed Transferee, and any other information and materials (including, without limitation, credit reports, business plans, operating history, bank and character references) reasonably required by Landlord to assist Landlord in reviewing the financial responsibility, character, and reputation of the proposed Transferee; (c) all of the principal terms of the proposed Transfer; and (d) such other information and materials as Landlord may reasonably request (and if Landlord requests such additional information or materials, the Transfer Notice shall not be deemed to have been received until Landlord receives such additional information or materials) and (ii) four (4) originals of the proposed assignment or other Transfer on a form reasonably approved by Landlord and four (4) originals of the Landlord’s standard form of “Assignment and Assumption of Lease and Consent” or other Transfer documentation executed by Tenant and the proposed Transferee. If Tenant materially modifies any of the terms and conditions relevant to a proposed Transfer specified in the Transfer Notice, Tenant shall re-submit such Transfer Notice to Landlord for its consent pursuant to all of the terms and conditions of this Article 10.

10.3 Landlord’s Recapture Rights. Except with regard to a Permitted Transfer, at any time within twenty (20) business days after Landlord’s receipt of all (but not less than all) of the information and documents described in Section 10.2, Landlord shall have the right (but no obligation), exercisable by written notice to Tenant, to elect to cancel and terminate this Lease.

10.4 No Release; Subsequent Transfers. No Transfer (whether or not a Permitted Transfer) will release Tenant from Tenant’s obligations under this Lease or alter the primary liability of Tenant to pay the Rent and to perform all other obligations to be performed by Tenant hereunder. In no event shall the acceptance of any payment by Landlord from any other person be deemed to be a waiver by Landlord of any provision hereof. Consent by Landlord to one Transfer will not be deemed consent to any subsequent Transfer. In the event of breach by any Transferee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such Transferee or successor. The voluntary or other surrender of this Lease by Tenant or a mutual termination thereof shall not work as a merger and shall, at the option of Landlord, either (i) terminate all and any existing agreements effecting a Transfer, or (ii) operate as an assignment to Landlord of Tenant’s interest under any or all such agreements

10.5 Colocation. Landlord acknowledges that the business to be conducted by the undersigned Tenant in the Premises requires the installation of certain equipment (described below) owned by customers or co-locators of the undersigned Tenant (“Permitted Licensees”) in (but not outside of) the Premises, in order for the Permitted Licensees to place and maintain computer, switch and/or communications equipment which may interconnect with Tenant’s facilities and/or the Permitted Licensees’ facilities (the “Permitted Interconnection”). To expedite the Permitted Licensees’ access to the Premises for the Permitted Interconnection, Landlord expressly agrees that Tenant may, without Landlord’s further consent, license portions of the Premises to the Permitted Licensees for the sole purpose of the Permitted Interconnection pursuant to written agreements by and between Tenant and the Permitted Licensees (collectively, “Permitted Agreements”); provided, however, that (a) Tenant provides a list of contact information for such Permitted Licensees in a format that Landlord may reasonably alter from time-to-time, and (b) each Permitted Licensee’s license of a portion of the Premises may not violate any terms of this Lease or any Applicable Laws. Landlord expressly waives any right to prior review of such Permitted Agreements. Tenant’s Permitted Agreements with the Permitted Licensees may not affect, or provide any rights with respect to or to use in any manner, the Additional Pathway as defined in Item 7 of the Basic Lease Information or Tenant’s interconnections. The Permitted Licensees shall comply with all Applicable Laws and the Datacenter Rules and Regulations. The Permitted Agreements and the Permitted Licensees’ rights thereunder shall be subject and subordinate at all times to the Lease and all of its provisions, covenants and conditions. Tenant hereby agrees to indemnify, defend, and hold harmless Landlord and the Landlord Group from and against (and to reimburse Landlord and the Landlord Group) for any and all Claims (defined in Section 14.2, below) arising from or in any manner relating to (i) any Permitted Agreement, (ii) the use or occupancy of the Tenant Space or any other portion of the Building or the Property by any Permitted Licensee or any person claiming by, through or under any Permitted Licensee, its partners, and their respective officers, agents, servants or employees of Tenant or any such person (collectively, the “Colocating Parties”) pursuant to any Permitted Agreement, (ii) the acts or omissions of any Permitted Licensee or any Colocating Parties pursuant to any Permitted Agreement.

11. ESTOPPEL CERTIFICATE BY TENANT. At any time and from time to time, within ten (10) business days after written request by Landlord, Tenant shall execute, acknowledge and deliver to Landlord a statement in writing certifying all matters reasonably requested by Landlord or any current or prospective purchaser, Holder (as defined in Section 12.1 below) of any Security Document (as defined in Section 12.1 below), ground lessor or master lessor. Tenant acknowledges and agrees that it understands that any statement delivered (or to be delivered) pursuant to this Article 11 may be relied upon by any prospective purchaser of the Building or the Property or by any prospective mortgagee, ground lessor or other like encumbrancer thereof or any assignee of any such encumbrance upon the Building or the Property. Tenant’s failure to deliver the statement within the ten (10) business day period specified above shall be conclusive and binding upon Tenant with respect to a third party that the Lease is in full force and effect without modification except as may be represented by Landlord, that there are no uncured defaults in Landlord’s performance and that Tenant has no right of offset, counterclaim or deduction against any fees or other charges due Landlord hereunder, and that no more than one month’s fees or other charges due hereunder have been paid in advance.

12. SUBORDINATION AND ATTORNMENT; LENDER RIGHTS.

12.1 Subordination and Attornment. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any mortgagee or beneficiary with a mortgage or deed of trust encumbering the Property or any portion thereof, or any lessor of a ground or underlying lease with respect to the Property or any portion thereof (any such mortgagee, beneficiary or lessor, a “Holder”), this Lease will be subject and subordinate at all times to: (i) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Property; (ii) the lien of any mortgage, deed or deed of trust which may now exist or hereafter be executed affecting the Property or any portion thereof; (iii) all past and future advances made under any such mortgages, deeds or deeds of trust; and (iv) all renewals, modifications, replacements and extensions of any such ground leases, master leases, mortgages, deed and deeds of trust (collectively, “Security Documents”) which may now exist or hereafter be executed which constitute a lien upon or affect the Property or any portion thereof, or Landlord’s interest and estate in any of said items. Notwithstanding the foregoing, Landlord reserves the right to subordinate any such Security Documents to this Lease. In the event of any termination or transfer of Landlord’s estate or interest in the Property, the Building, the Datacenter or the Tenant Space by reason of any termination or foreclosure of any such Security Documents (and notwithstanding any subordination of such Security Document to this Lease that may or may not have occurred), at the election of Landlord’s successor in interest, Tenant agrees to attorn to and become the tenant of such successor, in which event Tenant’s right to possession of the Property will not be disturbed as long as Tenant is not in default under this Lease. Tenant hereby waives any right under any Applicable Law or otherwise to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event of any termination or transfer of Landlord’s estate or interest in the Property, the Building, the Datacenter or the Tenant Space by reason of any termination or foreclosure of any such Security Documents. Tenant covenants and agrees to execute and deliver, within ten (10) business days of receipt thereof, and in the form reasonably required by Landlord or in the standard form required by any Holder, any additional documents evidencing the priority or subordination of this Lease and Tenant’s agreement to attorn with respect to any such Security Document; provided, however, any such agreement subordinating this Lease to such lease, mortgage or deed of trust shall contain a nondisturbance provision in the standard form of such Holder.

12.2 Mortgagee and Ground Lessor Protection. Tenant agrees to give each Holder, by registered or certified mail, a copy of any notice of default served upon the Landlord by Tenant, provided that prior to such notice Tenant has been notified in writing of the address of such Holder (hereafter, a “Noticed Holder”). Tenant further agrees that if Landlord shall have failed to cure such default within thirty (30) days after such notice to Landlord (or if such default cannot be cured or corrected within that time, then within such additional time as may be necessary if Landlord has commenced such cure within such thirty (30) days and is diligently pursuing the remedies or steps necessary to cure or correct such default), then prior to Tenant pursuing any remedy for such default provided hereunder, at law or in equity, any Noticed Holder shall have an additional thirty (30) days within which to cure or correct such default (or if such default cannot reasonably be cured or corrected within that time, then such additional time as may be necessary if the Noticed Holder has commenced within such thirty (30) days and is diligently pursuing the remedies or steps necessary to cure or correct such default).

12.3 SNDA. At any time that the Building is made subject to any Security Document(s), Landlord shall use commercially reasonable good faith efforts to cause the mortgagee and any lessor (whether under a ground or master lease) to deliver to Tenant a subordination, attornment and non-disturbance agreement reasonably acceptable to Tenant (the “SNDA”), providing that so long as Tenant is not in default under this Lease after the expiration of any applicable notice and cure periods, Tenant may remain in possession of the Tenant Space under the terms of this Lease, even if the mortgagee or its successor should acquire Landlord’s title to the Building. Notwithstanding anything herein to the contrary, the subordination of this Lease to any Security Document now or hereafter placed upon the Building and Tenant’s agreement to attorn to the Holder as provided in this Section 12 shall be conditioned upon the Holder providing Tenant with a commercially reasonable SNDA.

13. SURRENDER OF TENANT SPACE; HOLDING OVER.

13.1 Tenant’s Method of Surrender. Upon the expiration of the Term of this Lease, or upon any earlier termination of this Lease or the termination of Tenant’s right to possess the Tenant Space, Tenant shall, subject to the provisions of this Article 13 and Section 8.4, quit and surrender possession of the Tenant Space to Landlord in the same condition as received, reasonable wear and tear excepted. If Tenant fails to surrender the Tenant Space upon the expiration or any earlier termination of this Lease or the termination of Tenant’s right to possess the Tenant Space in accordance with the terms of this Lease, then Tenant shall indemnify, protect, defend and hold the Landlord Group harmless from, and shall reimburse Landlord for its first-party losses, costs and expenses in connection with, all Claims (including, without limitation, costs and expenses incurred by Landlord in returning the Tenant Space to the condition in which Tenant was to surrender and Claims made by any succeeding tenant founded on or resulting from Tenant’s failure to surrender the Tenant Space) arising out of or in any manner relating to such failure to quit and surrender possession of the Tenant Space to Landlord in the condition required hereunder upon such date.

13.2 Disposal of Tenant’s Personal Property. If any property not belonging to Landlord remains in the Tenant Space after the expiration of or within thirty (30) days after any earlier termination of the Term of this Lease or the termination of Tenant’s right to possess the Tenant Space, Tenant shall be deemed to have abandoned such property and to have authorized Landlord to make such disposition of such property as Landlord may desire without liability for compensation or damages to Tenant in the event that such property is the property of Tenant; and in the event that such property is the property of someone other than Tenant, Tenant shall indemnify and hold the Landlord Group harmless from all Claims arising out of, in connection with, or in any manner related to any removal, exercise or dominion over and/or disposition of such property by Landlord. The foregoing indemnity shall not apply to any lender of Tenant’s with whom Landlord has entered into an agreement regarding the disposal of personal property in situations where Landlord has breached its obligations under such agreement with such lender; in such cases, the terms of the agreement between Landlord and Tenant’s lender shall control.

13.3 Holding Over. If Tenant should remain in possession of all or any portion of the Tenant Space after the expiration of the Term of this Lease (or any earlier termination of this Lease or the termination of Tenant’s right to possess the Tenant Space), without the execution by Landlord and Tenant of a new lease or an extension of the Term of this Lease, then Tenant shall be deemed to be occupying the entire Tenant Space as a tenant-at-sufferance, upon all of the terms contained herein, except as to term and Base Rent and any other provision reasonably determined by Landlord to be inapplicable. During any such holdover period, Tenant shall pay to Landlord a monthly Base Rent in an amount equal to two hundred percent (200%) of the Base Rent and Additional Rent payable by Tenant to Landlord during the last month of the Term of this Lease. The monthly rent payable for such holdover period shall in no event be construed as a penalty or as liquidated damages for such retention of possession. Neither any provision hereof nor any acceptance by Landlord of any rent after any such expiration or earlier termination shall be deemed a consent to any holdover hereunder or result in a renewal of this Lease or an extension of the Term, or any waiver of any of Landlord’s rights or remedies with respect to such holdover. Notwithstanding any provision to the contrary contained herein, (a) Landlord expressly reserves the right to require Tenant to surrender possession of the Tenant Space upon the expiration of the Term of this Lease or upon the earlier termination hereof or at any time during any holdover and the right to assert any remedy at law or in equity to evict Tenant and collect damages in connection with any such holdover, and (b) Tenant shall indemnify, defend and hold the Landlord Group harmless from and against any and all Claims (excluding all lost profits and other consequential damages), attorneys’ fees, consultants’ fees and court costs incurred or suffered by or asserted against Landlord arising out of or in any manner related to Tenant’s failure to surrender the Tenant Space upon the expiration or earlier termination of this Lease or upon termination of Tenant’s right to possess the Tenant Space in accordance with the provisions of this Lease.

13.4 Survival. The provisions of this Article 13 shall survive the expiration or early termination of this Lease.

14. WAIVER OF CLAIMS; INDEMNITY.

14.1 Waiver. To the fullest extent permitted by law, Tenant, as a material part of the consideration to Landlord, hereby waives all claims it may have against the Landlord Group (as defined in the Basic Lease Information) for damage to or loss of property (including, without limitation, loss of profits and intangible property) or bodily injury or loss of life or other damages of any kind resulting from the Property, the Building, the Datacenter or the Tenant Space or any part thereof becoming out of repair, by reason of any repair or alteration thereof, or resulting from any accident within the Property, the Building, the Datacenter, the Datacenter Connection Area or the Tenant Space or on or about any space adjoining the same, or resulting directly or indirectly from any act or omission of any person, or due to any condition, design or defect of the Property, the Building, the Datacenter or the Tenant Space, or any space adjoining the same, or the mechanical systems of the Building or the Datacenter, which may exist or occur, whether such damage, loss or injury results from conditions arising upon the Tenant Space, the Datacenter Connection Area or upon other portions of the Datacenter or the Building, or from other sources or places, and regardless of whether the cause of such damage, loss or injury or the means of repairing the same is accessible to Tenant; provided, however, that such assumption and waiver shall not apply to the extent such claims proximately caused by the gross negligence or willful misconduct of any member of the Landlord Group. Tenant agrees that, except to the extent caused by Landlord’s gross negligence or will misconduct, Landlord will not have any responsibility or liability for any damage to Tenant’s equipment or interruption of Tenant’s operations which is caused by any other tenant or occupant of the Datacenter, the Building or the Property or the employees, agents, contractors, technicians, representatives, customers, co-locators or invitees of any such tenant or occupant.

14.2 Indemnification. Tenant hereby agrees to indemnify, defend, and hold harmless Landlord and the Landlord Group (as such term is defined in the Basic Lease Information) from and against (and to reimburse Landlord and the Landlord Group) for any and all claims, actions, suits, proceedings, losses, damages (including, without limitation, any form of Tenant and/or third party consequential damages), obligations, liabilities, penalties, fines, costs and expenses (including, without limitation, attorneys’ fees, legal costs, and other costs and expenses of defending against any claims, actions, suits, or proceedings) (collectively, “Claims”) arising from, in connection with, or in any manner relating to (or alleged to arise from, to be in connection with, or to be in any manner related to): (i) the use or occupancy of the Tenant Space or any portion of the Datacenter Connection Area, the Datacenter, the Building or the Property by Tenant or any person claiming by, through or under Tenant, its partners, and their respective officers, agents, servants or employees of Tenant or any such person (collectively, “Tenant Parties”) (not arising from the gross negligence or willful misconduct of Landlord or its employees, agents, contractors or invitees), (ii) the negligence or willful omissions of Tenant or any Tenant Parties with respect to the Tenant Space, the Building or the Property, or (iii) any default of this Lease by Tenant. In the event that any action or proceeding is brought against Landlord or any member of the Landlord Group by reason of any such Claim, Tenant upon notice from Landlord shall defend such action or proceeding at Tenant’s cost and expense by counsel reasonably approved by Landlord. Tenant’s obligations under this Section 14.2 shall survive the expiration or termination of this Lease as to any matters arising prior to such expiration or termination or prior to Tenant’s vacation of the Tenant Space and the Building. Notwithstanding any provision to the contrary contained in this Section 14.2, nothing contained in this Section 14.2 shall be interpreted or used in any way to affect, limit, reduce or abrogate any insurance coverage provided by any insurer to either Tenant or Landlord. This indemnity provision shall survive the termination or expiration of this Lease.

14.3 Consequential Damages. Under no circumstances whatsoever shall Landlord or Tenant be liable under this Lease for consequential damages or special damages. The foregoing notwithstanding, Landlord and Tenant acknowledge and agree that, in no event, shall the elevated Rent payable by Tenant to Landlord hereunder in connection with Section 13.3 be deemed to represent any form of consequential damages or special damages.

14.4 Liens. Notwithstanding anything to the contrary herein, in no event shall Tenant have any right (express or implied) to create or permit there to be established any lien or encumbrance of any nature against the Tenant Space, the Building or the Property or against Landlord’s or Tenant’s interest therein or hereunder, including, without limitation, for any improvement or improvements by Tenant, and Tenant shall fully pay the cost of any improvement or improvements made or contracted for by Tenant. Tenant shall require each contractor which it engages to perform any improvements or alterations within the Tenant Space or elsewhere in the Building or the Property, to acknowledge and agree in writing that it is performing its work under its agreement with Tenant solely for the benefit of Tenant and that Tenant is not acting as Landlord’s agent. Any mechanic’s lien filed against the Tenant Space, the Building or the Property, or any portion of any of the above, for work claimed to have been done, or materials claimed to have been furnished to Tenant, shall be duly discharged or bonded by Tenant within ten (10) days after notice of the filing of the lien.

14.5 Waiver of Landlord’s Lien. Landlord hereby expressly waives and releases any and all contractual liens and security interests or constitutional and/or statutory liens and security interests arising by operation of law to which Landlord might now or hereafter be entitled on the property of Tenant which Tenant now or hereafter places in or upon the Premises (except for judgment liens that may arise in favor of Landlord). The waiver and release contained herein shall not waive, release or otherwise affect any unsecured claim Landlord may have against Tenant.

15. TENANT DEFAULT.

15.1 Events of Default By Tenant. Each of the following acts or omissions of Tenant or occurrences shall constitute an “Event of Default”:

15.1.1 Any failure or refusal by Tenant to timely pay any Rent or any other payments or charges required to be paid hereunder, or any portion thereof, within three (3) days of notice that the same is due.

15.1.2 Any failure by Tenant to perform or observe any other covenant or condition of this Lease (including, without limitation, in the Datacenter Rules and Regulations) to be performed or observed by Tenant (other than those described in Section 15.1.1, above or Sections 15.1.3, 15.1.4, or 15.1.5, below) if such failure continues for a period of thirty (30) days following written notice to Tenant of such failure; provided, however, that in the event Tenant’s failure to perform or observe any covenant or condition of this Lease to be performed or observed by Tenant cannot reasonably be cured within thirty (30) days following written notice to Tenant, Tenant shall not be in default if Tenant commences to cure same within ten (10) days after Tenant’s receipt of written notice thereof and thereafter diligently prosecutes the curing thereof to completion.

15.1.3 The filing or execution or occurrence of any one of the following: (i) a petition in bankruptcy or other insolvency proceeding by or against Tenant, (ii) a petition or answer seeking relief under any provision of the Bankruptcy Act, (iii) an assignment for the benefit of creditors, (iv) a petition or other proceeding by or against Tenant for the appointment of a trustee, receiver or liquidator of Tenant or any of Tenant’s property, or (v) a proceeding by any governmental authority for the dissolution or liquidation of Tenant or any other instance whereby Tenant or any general partner of Tenant shall cease doing business as a going concern, where such petition, assignment or proceeding is not dismissed within sixty (60) days after filing.

15.1.4 Any failure by Tenant to execute and deliver any statement or document described in either Article 11 or Section 12.1 requested to be so executed and delivered by Landlord within the time periods specified therein applicable thereto, where such failure continues for three (3) days after delivery of written notice of such failure by Landlord to Tenant.

The parties hereto acknowledge and agree that all of the notice periods provided in this Section 15.1 are in lieu of, and not in addition to, the notice requirements of any Applicable Laws.

15.2 Remedies. Upon the occurrence of any Event of Default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity, the option to pursue any one or more of the remedies described in Section 1 of Exhibit “D” attached hereto and incorporated herein by this reference, each and all of which shall, subject to applicable law, be cumulative and nonexclusive, without any notice or demand whatsoever (and all of the other provisions of Section 1 of Exhibit “D” shall apply to an Event of Default by Tenant hereunder).

16. LIMITATION OF LANDLORD’S LIABILITY.

16.1 Landlord Default. In the event that Landlord shall fail to perform any obligation of Landlord to be performed under this Lease, Tenant’s sole and exclusive remedies for any such failure shall be an action for money damages, specific performance and/or injunctive relief (Tenant hereby waiving the benefit of any laws granting Tenant a lien upon the property of Landlord and/or upon rental due Landlord or granting Tenant a right to terminate this Lease upon a default by Landlord); provided, however, that Landlord shall not be in default hereunder (and Tenant shall have no right to pursue any such claim for damages in connection with any such failure) unless and until Tenant shall have delivered to Landlord a written notice specifying such default with particularity, and Landlord shall thereafter have failed to cure such default within thirty (30) days (or, if the nature of Landlord’s obligation is such that more than thirty (30) days are reasonably required for its performance, then not unless Landlord shall have failed to commence such performance of such cure within ten (10) days after its receipt of notice thereof from Tenant and thereafter diligently pursue the same to completion). In the event Landlord’s failure to perform an obligation of Landlord to be performed under this Lease materially adversely affects Tenant’s use of the Tenant Space for the Permitted Use, Landlord shall commence to cure such default within ten (10) business days following receipt of written notice from Tenant of such default, and in the event of an emergency, shall commence to cure such default within twenty-four (24) hours following receipt of written notice from Tenant of such default, and shall diligently pursue the curing thereof to completion. Unless and until Landlord shall have so failed to so cure any such failure after such notice, Tenant shall not have any remedy or cause of action by reason thereof. Except as expressly set forth in this Lease, in no event shall Tenant have the right to terminate the Lease nor shall Tenant’s obligation to pay Base Rent or other charges under this Lease abate based upon any default by Landlord of its obligations under the Lease.

16.2 Landlord’s Liability. In consideration of the benefits accruing under this Lease to Tenant and notwithstanding anything to the contrary in this Lease or in any exhibits, riders, amendments, or addenda to this Lease (collectively, the “Lease Documents”), it is expressly understood and agreed by and between the parties to this Lease that: (i) the recourse of Tenant or its successors or assigns against Landlord (and the liability of Landlord to Tenant, its successors and assigns) with respect to (a) any actual or alleged breach or breaches by or on the part of Landlord of any representation, warranty, covenant, undertaking or agreement contained in any of the Lease Documents, or (b) any matter relating to Tenant’s occupancy of the Tenant Space (collectively, the “Landlord’s Lease Undertakings”), shall be limited solely to an aggregate amount equal to $5,000,000.00; (ii) Tenant shall have no recourse against any other assets of the Landlord Group (as defined in the Basic Lease Information); (iii) except to the extent of Landlord’s interest in the Property, no personal liability or personal responsibility of any sort with respect to any of Landlord’s Lease Undertakings or any alleged breach thereof is assumed by, or shall at any time be asserted or enforceable against, the Landlord Group, and (iv) at no time shall Landlord be responsible or liable to Tenant for any lost profits, lost economic opportunities or any form of consequential damages as the result of any actual or alleged breach of Landlord of Landlord’s Lease Undertakings.

16.3 Transfer of Landlord’s Interest. Landlord shall have the right, from time to time, to assign its interest in this Lease in whole or, to a wholly owned subsidiary, in part. Notwithstanding the foregoing, in connection with any assignment in part to a wholly-owned subsidiary, (i) Landlord shall provide a written notice to Tenant specifying the rights and obligations so assigned and (ii) Landlord shall guaranty the performance of the obligations assigned to such wholly-owned subsidiary; provided, however, Landlord’s maximum liability under such guaranty shall not exceed the maximum liability it would have had under this Lease if such obligations had not been assigned. Landlord and each successor to Landlord shall be fully released from the performance of Landlord’s obligations under the Lease Documents upon their transfer of Landlord’s interest in the Property to a third party. Landlord shall not be liable for any obligation under the Lease Documents after a transfer of its interest in the Property and Tenant agrees to look solely to the successor in interest of Landlord in and to this Lease for all obligations and liabilities accruing on or after the date of such transfer. If any security has been given by Tenant to secure the faithful performance of any of the covenants of this Lease, Landlord may transfer or deliver said security, as such, to Landlord’s successor in interest and thereupon Landlord shall be discharged from any further liability with regard to said security.

17. MISCELLANEOUS.

17.1 Severability. If any provision of this Lease is determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Lease shall not be affected thereby.

17.2 Performance. The covenants and obligations of Tenant pursuant to this Lease shall be independent of performance by Landlord of the covenants and obligations of Landlord pursuant to this Lease. Tenant’s performance of each of its obligations under this Lease shall be a condition precedent to the duty of Landlord to perform its obligations hereunder.

17.3 Attorneys’ Fees and Costs. If either Landlord or Tenant initiates any litigation, mediation, arbitration or other proceeding regarding the enforcement, construction or interpretation of this Lease, then the non-prevailing party shall pay the prevailing party’s attorneys’ fees and costs (including, without limitation, all expense reimbursements, expert witness fees and litigation costs). In addition, if it should otherwise be necessary or proper for Landlord to consult an attorney concerning this Lease for the review of instruments evidencing a proposed Transfer, for the purpose of collecting Rent, Tenant agrees to pay to Landlord its actual attorneys’ fees whether suit be brought or not to the extent such fees exceed $500.00.

17.4 Waiver of Right to Jury Trial. IN ORDER TO LIMIT THE COST OF RESOLVING ANY DISPUTES BETWEEN THE PARTIES, AND AS A MATERIAL INDUCEMENT TO EACH PARTY TO ENTER INTO THIS LEASE, TO THE FULLEST EXTENT PERMITTED BY LAW, LANDLORD AND TENANT EACH EXPRESSLY WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY TRIAL HELD AS A RESULT OF A CLAIM ARISING OUT OF, IN CONNECTION WITH, OR IN ANY MANNER RELATED TO THIS LEASE IN WHICH LANDLORD AND TENANT ARE ADVERSE PARTIES. THE FILING OF A CROSS-COMPLAINT BY ONE AGAINST THE OTHER IS SUFFICIENT TO MAKE THE PARTIES “ADVERSE.”

17.5 Headings; Time; Survival. The headings of the Articles, Sections and Exhibits of this Lease are for convenience only and do not define, limit or construe the contents thereof. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires. Each of the parties hereto acknowledges that it has read and reviewed this Lease and that it has had the opportunity to confer with counsel in the negotiation of this Lease. Accordingly, this Lease shall be construed neither for nor against Landlord or Tenant, but shall be given a fair and reasonable interpretation in accordance with the meaning of its terms and the intent of the parties. In all instances where Tenant is required to pay any sum or do any act at a particular indicated time or within an indicated period, it is understood that time is of the essence. Any obligations of Tenant accruing prior to the expiration or termination of this Lease shall survive the expiration or termination of this Lease, and Tenant shall promptly perform all such obligations whether or not this Lease has expired.

17.6 Notices. Any notice which may or shall be given under the provisions of this Lease shall be in writing and may be delivered by (i) by hand delivery or personal service, (ii) by a reputable overnight courier service which provides evidence of delivery, (iii) by facsimile (so long as a confirming copy is forwarded by a reputable overnight courier service within twenty-four (24) hours thereafter), or (iv) by email (so long as a confirming copy is forwarded by a reputable overnight courier service within twenty-four (24) hours thereafter), if for Landlord, to the Building office and at the address specified in Item 16 of the Basic Lease Information, or if for Tenant, at the address specified in Item 3 of the Basic Lease Information, or at such other addresses as either party may have theretofore specified by written notice delivered in accordance herewith. Such address may be changed from time to time by either party by giving notice as provided herein. Notice shall be deemed given, (a) when delivered (if delivered by hand or personal service), (b) if sent by a reputable overnight courier service, on the business day immediately following the business day on which it was sent, (c) the date the facsimile is transmitted, or (d) the date the e-mail is transmitted. If the term Tenant as used in this Lease refers to more than one (1) person and/or entity, and notice given as aforesaid to any one of such persons and/or entities shall be deemed to have been duly given to Tenant. Notwithstanding any provision of this Lease to the contrary, in the case where statutory law requires that any notice, notice to quit or pay rent, summons or complaint (or any other form of writing required in connection with the assertion of rights against Tenant, the enforcement of Tenant’s obligations under this Lease or the termination of Tenant’s rights hereunder) (collectively, “Statutory Written Notices or Complaints”) must be delivered or served in a particular form, delivered to or served on Tenant through delivery to or service on a particular representative of Tenant, delivered or served in a particular manner (or by a particular method), for purposes of determining compliance with such applicable statutory requirements, the time, manner or method of delivery of all such Statutory Written Notices or Complaints delivered to or served on all of the Tenant addressees for notices listed in Item 3 of the Basic Lease Information (other than the timing, manner and/or method of delivery of the Statutory Written Notice or Complaint to the first addressee listed in Item 3 of the Basic Lease Information) shall be disregarded, and if the timing, manner and, method of delivery and form of the Statutory Written Notice or Complaint delivered to the first addressee listed in Item 3 of the Basic Lease Information shall satisfy the applicable statutory requirements, then such statutory requirements shall be deemed satisfied with respect to the timing, manner, and method of delivery and form with respect to all Tenant addressees as of the date of delivery to such first addressee.

17.7 Governing Law; No Counterclaim; Jurisdiction. This Lease shall be governed by, and construed in accordance with, the laws of the state in which the Property is located. It is mutually agreed that in the event Landlord commences any summary proceeding for non-payment of Rent, Tenant will not interpose any counterclaim (other than any compulsory counterclaims) of whatever nature or description in any such proceeding. The foregoing shall not be construed to prevent Tenant from bringing a separate action related to such counterclaims. In addition, Tenant hereby submits to local jurisdiction in the state in which the Property is located and agrees that any action by Tenant against Landlord shall be instituted in the state in which the Property is located and that Landlord shall have personal jurisdiction over Tenant for any action brought by Landlord against Tenant in the state in which the Property is located.

17.8 Incorporation; Amendment; Merger. This Lease, along with any exhibits and attachments or other documents referred to herein, all of which are hereby incorporated into this Lease by this reference, constitutes the entire and exclusive agreement between Landlord and Tenant relating to the Tenant Space, the Datacenter Connection Area and the Datacenter, and each of the aforementioned documents may be altered, amended or revoked only by an instrument in writing signed by the party to be charged thereby. All prior or contemporaneous oral agreements, understandings and/or practices relative to the leasing or use of the Tenant Space, the Datacenter Connection Area or the Datacenter are merged herein or revoked hereby.

17.9 Brokers. Each party hereto represents to the other that the representing party has not engaged, dealt with or been represented by any broker in connection with this Lease other than the brokers specified in Item 18 of the Basic Lease Information. Landlord and Tenant shall each indemnify, defend (with legal counsel reasonably acceptable to the other) and hold harmless the other party from and against all Claims (including attorneys’ fees and all litigation expenses) related to any claim made by any other person or entity for any commission or other compensation in connection with the execution of this Lease or the leasing of the Tenant Space to Tenant if based on an allegation that claimant dealt through the indemnifying party. The provisions of this Section 17.9 shall survive the termination of this Lease.

17.10 Examination of Lease. This Lease shall not be binding or effective until each of the parties hereto have executed and delivered an original or counterpart hereof to each other.

17.11 Recordation. Neither Tenant nor any person or entity acting through, under or on behalf of Tenant shall record or cause the recordation of this Lease, a short form memorandum of this Lease or any reference to this Lease.

17.12 Authority. Landlord and Tenant represent to the other party that the person signing the Lease on their respective behalf is duly authorized to execute and deliver this Lease pursuant to their respective by-laws, operating agreement, resolution or other legally sufficient authority. Further, each party represents to the other party that (i) if it is a partnership, the undersigned are all of its general partners, (ii) it has been validly formed or incorporated, (iii) it is duly qualified to do business in the state in which the Property is located, and (iv) this Lease is being executed on its behalf and for its benefit.

17.13 Successors and Assigns. Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon, and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives and permitted successors and assigns.

17.14 Force Majeure. A party shall incur no liability to the other party with respect to, and shall not be responsible for any failure to perform, any of its obligations hereunder (other than payment obligations or obligations that may be cured by the payment of money (e.g., maintaining insurance)) if such failure is caused by any reason beyond the reasonable control of the party obligated to perform such obligations, including, but not limited to, strike, labor trouble, governmental rule, regulations, ordinance, statute or interpretation, or by fire, earthquake, civil commotion, or failure or disruption of utility services (collectively, “Force Majeure”). The amount of time for a party to perform any of its obligations (other than payment obligations) shall be extended by the amount of time it is delayed in performing such obligation by reason or any force majeure occurrence whether similar to or different from the foregoing types of occurrences.

17.15 No Partnership or Joint Venture; No Third Party Beneficiaries. Nothing contained in this Lease shall be deemed or construed to create the relationship of principal and agent, or partnership, or joint venturer, or any other relationship between Landlord and Tenant other than landlord and tenant. Landlord shall have no obligations hereunder to any person or entity other than Tenant or any person or entity claiming through Tenant, and no other parties shall have any rights hereunder as against Landlord.

17.16 Access by Landlord. Landlord, Landlord’s agents and employees shall have the right to enter upon any and all parts of the Tenant Space at any reasonable time upon prior reasonable oral or written notice (except in the case of an emergency when no prior notice shall be required) to examine the condition thereof, to clean, to make any repairs, alterations or additions required to be made by Landlord hereunder, to show the Tenant Space to prospective purchasers or tenants or mortgage lenders (prospective or current), to determine whether Tenant is complying with all of its obligations under this Lease, to exercise any of Landlord’s rights or remedies hereunder and for any reasonable purpose. In connection with Landlord’s rights hereunder, Landlord shall at all times have and retain a key with which to unlock all of the doors in, on or about the Tenant Space, and Landlord shall have the right to use any and all means by which Landlord may deem proper to open such doors to obtain entry to the Tenant Space. Tenant hereby waives any claim for damages for any injury to Tenant’s business or inconvenience to, or interference with, Tenant’s business, any loss of occupancy or quiet enjoyment of the Tenant Space or any other loss occasioned by such entry, and Tenant shall not be entitled to any abatement or reduction of Rent by reason thereof, and no such entry to the Tenant Space shall be deemed or construed to be a forcible or unlawful entry into or a detainer of the Tenant Space or an eviction, actual or constructive, of Tenant from any part of the Tenant Space. Notwithstanding anything in Sections 17.16 and 17.17, any rules or regulations promulgated by Landlord or any maintenance schedule relative to Landlord’s access to the Tenant Space to the contrary, Landlord agrees that (except in the case of an emergency) Landlord’s access to the Premises shall be subject to Landlord’s compliance with the procedures required by Tenant (“Tenant’s Security Procedures”), provided that (i) Landlord has received notice of Tenant’s Security Procedures and any changes thereof, and (ii) Tenant’s Security Procedures (as amended from time to time by Tenant) do not unreasonably interfere with Landlord’s ability to perform, or increase the cost to Landlord to perform, Landlord’s obligations under this Lease or any other lease demising premises in the Building. Tenant shall deliver written notice of the changes to Tenant’s Security Procedures to Landlord at Landlord’s address for notices as provided herein. Notwithstanding anything herein to the contrary, except for emergencies, Landlord shall use reasonable efforts to minimize disruption of Tenant’s business or occupancy during such entries.

17.17 Rights Reserved by Landlord. Landlord reserves the following rights exercisable without notice (except as otherwise expressly provided to the contrary in this Lease) and without being, deemed an eviction or disturbance of Tenant’s use or possession of the Tenant Space or giving rise to any claim for set-off or abatement of Rent: (i) to change the name or street address of the Building and/or the Property; (ii) to install, affix and maintain all signs on the exterior and/or interior of the Building and/or the Property; (iii) subject to the terms of Section 17.16, to display the Tenant Space, the Datacenter Connection Area, the Datacenter, the Building and/or the Property to mortgagees, prospective mortgagees, prospective purchasers and ground lessors, and prospective lessees at reasonable hours; (iv) subject to Sections 1.5 and 6.1 of this Lease, to change the arrangement of entrances, doors, corridors, elevators and/or stairs in the Datacenter, the Building and/or the Property, and/or to make such alterations to the Datacenter (including, without limitation, the Datacenter Connection Area) as Landlord deems desirable; (v) to install, operate and maintain systems which monitor, by closed circuit television or otherwise, all persons entering or leaving the Datacenter, the Building and/or the Property; (vi) to install and maintain pipes, ducts, conduits, wires and structural elements located in the Datacenter or the Tenant Space and which serve other parts or other tenants or occupants of the Datacenter, the Building and/or the Property; (vii) to retain at all times master keys or pass keys to the Tenant Space; (viii) the exclusive right to create any additional improvements to structural and/or mechanical systems, interior and exterior walls and/or glass, which Landlord deems necessary without the prior consent of Tenant; and (ix) the absolute right to lease space in the Datacenter, the Building and the Property and to create such other tenancies in the Datacenter, the Building and the Property as Landlord, in its sole business judgment, shall determine is in the best interests of the Property (and Landlord does not represent and Tenant does not rely upon any specific type or number of tenants occupying any space in the Datacenter, the Building and the Property during the Term of this Lease).

17.18 Counterparts; Execution by Facsimile. This Lease may be executed simultaneously in two or more counterparts each of which shall be deemed an original, but all of which shall constitute one and the same Lease. Landlord and Tenant agree that the delivery of an executed copy of this Lease by facsimile shall be legal and binding and shall have the same full force and effect as if an original executed copy of this Lease had been delivered.

17.19 Confidentiality. Each party agrees that (i) the terms and provisions of this Lease are confidential and constitute proprietary information of the parties and (ii) it shall not disclose, and it shall cause its partners, officers, directors, shareholders, employees, brokers and attorneys to not disclose any term or provision of this Lease to any other person without first obtaining the prior written consent of the other party, except that each party shall have the right to disclose such information for valid business, legal and accounting purposes and/or if advisable under any applicable securities laws regarding public disclosure of business information.

17.20 Incorporation of Exhibits. All of the terms and conditions of all of the Exhibits to this Lease are hereby incorporated into this Lease.

[SIGNATURES APPEAR ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have duly executed this Lease as of the Effective Date.

LANDLORD:

DIGITAL PHOENIX VAN BUREN, LLC, a Delaware limited liability company

By:	Digital Realty Trust, L.P., a Maryland limited partnership, its sole Member and Manager

	By:	Digital Realty Trust, Inc., a Maryland corporation, its General Partner

		By:	/s/ James R. Trout
		Name:	James R. Trout
		Its:	Senior Vice President

Date:		10/25/07

TENANT:

DANGER INC., a Delaware corporation

By:	/s/ Henry R. Nothhaft
Name:	Henry R. Nothhaft
Title:	Chairman and CEO

Date:	October 22, 2007

EXHIBIT “A”

DEPICTION OF DATACENTER; PREMISES AND DATACENTER CONNECTION AREA

EXHIBIT “B”

INSURANCE REQUIREMENTS

Policies

A. Commercial general liability insurance (including contractual liability):	$2,000,000 per occurrence; $5,000,000 aggregate limit

B. “All Risk” Personal Property Insurance:	Full Replacement Value of Tenant’s Personal Property in Tenant Space.

C. Workers’ Compensation Insurance:	in accordance with the laws of the state in which the Property is located, and Employer’s Liability Insurance with a limit not less than $1,000,000 Bodily Injury Each Accident; $1,000,000 Bodily Injury By Disease Each Person; and $1,000,000 Bodily Injury By Disease Policy Limit.

D. Rental Loss Insurance:	$2,000,000

Requirements:

All insurance required under this Lease shall be issued by insurers with a “General Policyholders Rating” of at least A-, VII, as set forth in “Best’s Insurance Guide.” Such insurers shall be authorized to do business in the state in which the Property is located. The commercial general liability policies procured hereunder shall name the Landlord Group (as defined in the Basic Lease Information) and Landlord’s managing agent, and any Holders of any Security Documents designated by Landlord as additional insureds. Prior to occupying the Tenant Space and upon subsequent requests of Landlord, Tenant shall submit to Landlord evidence that Tenant has the insurance policies required hereunder in effect and, if requested by Landlord, shall provide Landlord with certificate of insurance evidencing such policies. All such insurance policies procured hereunder shall contain a provision stating that the insurer shall endeavor to provide at least thirty (30) days written notice to Landlord and all others named as additional insureds prior to any cancellation or decrease in coverage of such policy. If Tenant does not deliver to Landlord a certificate or other proof of renewal or coverage from another insurance carrier prior to the expiration dates of each expiring policy, Landlord may obtain such insurance on behalf of Tenant, and Tenant shall, within ten (10) days after Landlord’s demand therefor, pay to Landlord an amount equal to the cost of such insurance policies plus an administrative surcharge of ten percent (10%). All of Tenant’s insurance policies with respect to the Tenant Space (with the exception of its workers’ compensation insurance if such waiver is prohibited by Applicable Law in such policies of insurance) shall include a waiver of subrogation in accordance with and to the full extent of Tenant’s waiver of claims with respect to the Landlord Group set forth in Sections 9.2 and 14.1 of this Lease. Coverage for policies referred to in A and B above may be provided by a combination of primary and excess insurance policies, in Tenant’s discretion.

ACORD™ CERTIFICATE OF LIABILITY INSURANCE

DATE (MM/DD/YYYY) 10/18/2007

PRODUCER Aon Risk Services, Inc. of Northern California 199 Fremont Street Suite 1400 San Francisco CA 94105 USA PHONE - (415) 486-7000 FAX - (415) 486-7029	THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW.

INSURED	INSURERS AFFORDING COVERAGE	NAIC #
Danger, Inc. Attn: Peter Bergeron 3101 Park Boulevard Palo Alto CA 94306 USA	INSURER A: Hartford Fire Insurance Co.	19682
	INSURER B: Transportation Insurance Co.	20494
	INSURER C: National Fire Ins. Co. of Hartford	20478
	INSURER D:	
	INSURER E:	

Holder Identifier :

COVERAGES

SIR May Apply

THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. AGGREGATE LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

INSR LTR	ADD'L INSRD	TYPE OF INSURANCE	POLICY NUMBER	POLICY EFFECTIVE DATE (MM/DD/YY)	POLICY EXPIRATION DATE (MM/DD/YY)	LIMITS	
C		GENERAL LIABILITY [X] COMMERCIAL GENERAL LIABILITY [ ] CLAIMS MADE [X] OCCUR GEN'L AGGREGATE LIMIT APPLIES PER: [X] POLICY [ ] PRO-JECT [ ] LOC	2082767808	02/27/07	02/27/08	EACH OCCURRENCE	$1,000,000
						DAMAGE TO RENTED PREMISES (Ea occurence)	$1,000,000
						MED EXP (Any one person)	$15,000
						PERSONAL & ADV INJURY	$1,000,000
						GENERAL AGGREGATE	$2,000,000
						PRODUCTS - COMP/OP AGG	$2,000,000
		AUTOMOBILE LIABILITY [ ] ANY AUTO [ ] ALL OWNED AUTOS [ ] SCHEDULED AUTOS [ ] HIRED AUTOS [ ] NON OWNED AUTOS				COMBINED SINGLE LIMIT (Ea accident)	
						BODILY INJURY (Per person)	
						BODILY INJURY (Per accident)	
						PROPERTY DAMAGE (Per accident)	
		GARAGE LIABILITY [ ] ANY AUTO				AUTO ONLY - EA ACCIDENT	
						OTHER THAN AUTO ONLY: EA ACC	
						AGG	
B		EXCESS/UMBRELLA LIABILITY [X] OCCUR [ ] CLAIMS MADE [ ] DEDUCTIBLE [X] RETENTION $10,000	C2082767890	02/27/07	02/27/08	EACH OCCURRENCE	$5,000,000
						AGGREGATE	$5,000,000
A		WORKERS COMPENSATION AND EMPLOYERS' LIABILITY ANY PROPRIETOR / PARTNER / EXECUTIVE OFFICER/MEMBER EXCLUDED? If yes, describe under SPECIAL PROVISIONS below	57WENS0498	11/08/06	11/08/07	[X] WC STATU-TORY LIMITS [ ] OTH-ER	
						E.L. EACH ACCIDENT	$1,000,000
						E.L. DISEASE-EA EMPLOYEE	$1,000,000
						E.L. DISEASE-POLICY LIMIT	$1,000,000
		OTHER					

Certificate No : 570025636986

DESCRIPTION OF OPERATIONS/LOCATIONS/VEHICLES/EXCLUSIONS ADDED BY ENDORSEMENT/SPECIAL PROVISIONS

Certificate holder is added as an additional insured under General Liability Coverage as respect premises leased by the named insured at 120 East Van Buren Street, #130, Phoenix, AZ 85004.

CERTIFICATE HOLDER	CANCELLATION
Digital Phoenix Van Buren, LLC c/o Digital Realty Trust, L.P. 120 E. Van Buren Phoenix AZ 85004 USA	SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, THE ISSUING INSURER WILL ENDEAVOR TO MAIL 30 DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER NAMED TO THE LEFT, BUT FAILURE TO DO SO SHALL IMPOSE NO OBLIGATION OR LIABILITY OF ANY KIND UPON THE INSURER, ITS AGENTS OR REPRESENTATIVES. AUTHORIZED REPRESENTATIVE *Aon Risk Services of Northern California*

ACORD 25 (2001/08)

ACORD CORPORATION 1988

ACORD™ CERTIFICATE OF PROPERTY INSURANCE

DATE (MM/DD/YY) 10/18/07

PRODUCER
Aon Risk Services, Inc. of Northern California
199 Fremont Street
Suite 1400
San Francisco CA 94105 USA
PHONE (415) 486-7000 FAX (415) 486-7029

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW.

COMPANIES AFFORDING COVERAGE

COMPANY A	National Fire Ins. Co. of Hartford
COMPANY B	
COMPANY C	
COMPANY D	

INSURED
Danger, Inc.
3101 Park Boulevard
Palo Alto CA 94306 USA

Holder Identifier :

COVERAGES

THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED, NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

CO LTR	TYPE OF INSURANCE	POLICY NUMBER	POLICY EFFECTIVE DATE (MM/DD/YY)	POLICY EXPIRATION DATE (MM/DD/YY)	COVERED PROPERTY	LIMITS
A	[X] PROPERTY	2082767808	02/27/07	02/27/08	[ ] BUILDING	
	CAUSES OF LOSS				[ ] PERSONAL PROPERTY	
	[ ] BASIC				[ ] BUSINESS INCOME w/o Extra Expense	
	[ ] BROAD				[ ] EXTRA EXPENSE	
	[X] SPECIAL				[ ] BLANKET BUILDING	
	[ ] EARTHQUAKE				[X] BLANKET PERS PROP	$15,660,729
	[ ] FLOOD				[ ] BLANKET BLDG & PP	
					[X] Bus Income	$4,750,000
					[X] Deductible	$5,000
	[ ] INLAND MARINE					
	TYPE OF POLICY					
	CAUSES OF LOSS					
	[ ] NAMED PERILS					
	[ ] OTHER					
	[ ] CRIME					
	TYPE OF POLICY					
	[ ] BOILER & MACHINERY					
	[ ] OTHER					

Certificate Number : 570025637065

LOCATION OF PREMISES \ DESCRIPTION OF PROPERTY

Location: 120 East Van Buren Street, #130, Phoenix, AZ 85004.

SPECIAL CONDITIONS / OTHER COVERAGES

Business Personal Property at Any Other Location Limit $75,000.

CERTIFICATE HOLDER

CANCELLATION

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF THE ISSUING COMPANY WILL ENDEAVOR TO MAIL 30 DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER NAMED TO THE LEFT, BUT FAILURE TO MAIL SUCH NOTICE SHALL IMPOSE NO OBLIGATION OR LIABILITY OF ANY KIND UPON THE COMPANY, ITS AGENTS OR REPRESENTATIVES.

AUTHORIZED REPRESENTATIVE *Aon Risk Services of Northern California*

ACORD 24 (1/95)
© ACORD CORPORATION 1995

EXHIBIT “C”

DESCRIPTION OF PATHWAY

Tenant is hereby granted the right to pathway in the Building (the “Pathway”) from the Datacenter Connection Area (as shown on Exhibit “A”) to Landlord’s interconnection rack in the Meet-Me Room, via such pathway as is hereafter designated by Landlord, into which Tenant may install up to eight (8) fiber pairs.

EXHIBIT “D”

ARIZONA STATE LAW PROVISIONS

1.	REMEDIES FOR EVENTS OF DEFAULT.

1.1 Landlord’s Right to Terminate Upon Tenant Default. This Lease and the Term and estate hereby granted and the demise hereby made are subject to the limitation that if and whenever any Event of Default shall occur and be continuing, Landlord may, at Landlord’s option, in addition to all other rights and remedies given hereunder or by law or equity, do any one or more of the following without notice or demand, any such notice or demand being hereby waived, to the extent that such waiver is allowed by Applicable Laws:

1.1.1 Terminate this Lease, in which event Tenant shall immediately surrender possession of the Tenant Space to Landlord.

1.1.2 Enter upon and take possession of the Tenant Space and expel or remove Tenant and any other occupant therefrom, with or without having terminated the Lease.

1.1.3 Alter locks and other security devices at the Tenant Space.

1.1.4 Terminate any and all agreements, subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant, with Landlord or with third parties, and affecting the Tenant Space or any part of the Meet-Me Room or the Building.

1.2 No Surrender or Merger. Exercise by Landlord of any one or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of all or any part of the Tenant Space by Tenant, whether by agreement or by operation of law, it being understood that such surrender can be effected only by the written agreement of Landlord and Tenant. No such alteration of security devices and no removal or other exercise of dominion by Landlord over the property of Tenant or others on or about the Tenant Space shall be deemed unauthorized or constitute a conversion, Tenant hereby consenting, after any Event of Default, to the aforesaid exercise of dominion over Tenant’s property within the Building. All claims for damages by reason of such re-entry and/or possession and/or alteration of locks or other security devices are hereby waived, as are all claims for damages by reason of any distress warrant, forcible detainer proceedings, sequestration proceedings or other legal process, to the extent that such waiver is allowed by Applicable Laws. Tenant agrees that any re-entry by Landlord may be pursuant to judgment obtained in forcible detainer proceedings or other legal proceedings or without the necessity for any legal proceedings, as Landlord may elect, and Landlord shall not be liable in trespass or otherwise. Notwithstanding anything to the contrary contained or implied in the foregoing, Landlord agrees, in the exercise of its remedies under this Exhibit “D”, to use commercially reasonable efforts in the physical handling and/or moving of Tenant’s property, and to be and remain responsible for the gross negligence and willful misconduct of Landlord and of Landlord’s agents, employees and contractors in connection therewith.

1.3 Damages Upon Default. If Landlord elects not to terminate this Lease by reason of an Event of Default, then, notwithstanding such termination, Tenant shall be liable for and shall pay to Landlord the sum of all rental and other indebtedness accrued to the date of such termination, plus, as damages, an amount equal to the then present value of the rental reserved hereunder (including, without limitation, Rent and all other charges under this Lease) for the remaining portion of the Term of this Lease (had such Term not been terminated by Landlord prior to the expiration of the Term of this Lease), less the then present value of the fair rental value of the Tenant Space for such period.

In the event that Landlord elects to terminate the Lease by reason of any Event of Default, in lieu of exercising the rights of Landlord under the preceding paragraph of this Section 1.3, Landlord may instead hold Tenant liable for all rental and other indebtedness accrued to the date of such termination, plus such rental and other indebtedness as would otherwise have been required to be paid by Tenant to Landlord during the period following termination of the Term of this Lease measured from the date of such termination by Landlord until the expiration of the Term of this Lease (had Landlord not elected to terminate the Lease on account of such Event of Default), subject to Landlord’s duty to mitigate its damages, as set forth in Section 1.9 of this Exhibit “D”. Actions to collect amounts due by Tenant provided for in this paragraph of this Section 1.4 may be brought from time to time by Landlord during the aforesaid period, on one or more occasions, without the necessity of Landlord’s waiting until the expiration of such period, and in no event shall Tenant be entitled to any excess of rental (or rental plus other sums) obtained by reletting over and above the rental provided for in this Lease. If Landlord accelerates future payments under this Lease following an Event of Default, all rents and other amounts owing to Landlord shall be discounted to their present value using a discount factor of six percent (6%).

1.4 Repossession of Tenant Space. If Landlord elects to repossess the Tenant Space without terminating this Lease, Tenant shall be liable for and shall pay to Landlord all rental and other indebtedness accrued to the date of such repossession, plus Rent required to be paid by Tenant to Landlord during the remainder of the Term of this Lease until the expiration of the Term of this Lease, subject to Landlord’s duty to mitigate its damages, as set forth in Section 1.9 of this Exhibit “D”. In no event shall Tenant be entitled to any excess of any rental obtained by reletting over and above the rental herein reserved. Actions to collect amounts due by Tenant as provided in this Section 1.4 may be brought from time to time, on one or more occasions, without the necessity of Landlord’s waiting until the expiration of the Term of this Lease.

1.5 Landlord’s Expenses. Upon an Event of Default, Tenant shall also be liable for and shall pay to Landlord, in addition to any sum provided to be paid pursuant to this Lease: (i) the reasonable costs and expenses of securing new tenants, including expenses for refixturing, alterations and other costs in connection with preparing the Tenant Space for the new tenant and any reasonable or necessary alterations, (ii) the reasonable cost of removing and storing Tenant’s or other occupant’s property, and (iii) all reasonable expenses incurred by Landlord in enforcing Landlord’s remedies, including reasonable attorneys’ fees. Past due rental and other past due payments shall bear interest from maturity at the Default Rate (as defined in Section 3.4 of the Lease) until paid.

1.6 Cumulative Remedies; Equitable Relief. The specific remedies to which Landlord may resort under the provisions of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of this Lease. In addition to the other remedies provided in this Lease, subject to Applicable Laws, Landlord shall be entitled to a restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to a decree compelling specific performance of any such covenants, conditions or provisions.

1.7 Reletting. Tenant acknowledges that Landlord has entered into this Lease in reliance upon, among other matters, Tenant’s agreement and continuing obligation to pay all rental due throughout the Term. As a result, Tenant hereby knowingly and voluntarily waives, after advice of competent counsel, any duty of Landlord (and any affirmative defense based upon such duty) following any default to relet the Tenant Space or otherwise mitigate Landlord’s damages arising from such default, except as set forth in Section 1.9, below. In connection with the foregoing, and consistent with Landlord’s duty to use commercially reasonable efforts to mitigate its damages as set forth in Section 1.9, below, Tenant agrees that Landlord has no obligation to: (i) relet the Tenant Space prior to leasing any other space within the Building; or (ii) relet the Tenant Space (A) at a rental rate or otherwise on terms below market, as then determined by Landlord in its sole discretion; (B) to any entity not satisfying Landlord’s then standard financial credit risk criteria; (C) for a use (1) not consistent with Tenant’s use prior to default; (2) which would violate then applicable law or any restrictive covenant or other lease affecting the Building; (3) which would impose a greater burden upon the Building’s facilities; or (4) which would involve any use of Hazardous Materials; or (iii) make any alterations to the Tenant Space, the Datacenter or the Building or otherwise incur any costs in connection with any such reletting, unless Tenant unconditionally delivers to Landlord, in good and sufficient funds, the full amount thereof in advance.

1.8 Landlord’s Right to Cure. All covenants and agreements to be performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense. If Tenant should fail to make any payment (other than Base Rent) or cure any default hereunder within the time herein permitted, Landlord, without being under any obligation to do so, without thereby waiving such default and in addition to and without prejudice to any other right or remedy of Landlord, may make such payment and/or remedy such other default for the account of Tenant (and enter the Tenant Space for such purpose), and thereupon Tenant shall be obligated to, and hereby agrees to, pay to Landlord as Additional Rent, within thirty (30) days following Landlord’s demand therefor, all reasonable costs, expenses and disbursements (including reasonable attorneys’ fees) incurred by Landlord in taking such remedial action, plus an administrative fee of ten percent (10%) of such amount.

1.9 Landlord’s Duty to Mitigate Damages. Notwithstanding anything in this Exhibit “D” to the contrary, Landlord agrees that, in the event of an Event of Default by Tenant, Landlord shall use commercially reasonable efforts to mitigate Landlord’s damages.

EXHIBIT “E”

LANDLORD’S INSTALLATIONS

Landlord will cause:

1.	one (1) Datacenter cage with one (1) lockable sliding gate to be installed, approximately as set forth on Exhibit “A”.

2.	raised access flooring to be cut and installed in the Premises to accommodate power and network for Tenant’s cabinet, equipment and relay rack layout.*

*	Tenant shall coordinate with Landlord’s Technical Operations team for criteria for sealing tile cuts.

3.	an under floor grounding feed to be delivered to the Premises**.

**	Tenant is responsible for individual H-taps and grounding to cabinets, equipment and relay racks, including the cost thereof.

4.	submeter(s) to monitor power consumption to be installed.

5.	installation of a raised floor for the Premises with a point load of 1,250 lbs.

EXHIBIT “E-1”

COMMISSIONING CRITERIA

Infrastructure commissioning consists of five general levels of activities summarized as follows, the specifics of which shall be mutually agreed upon by Landlord and Tenant.

Level 1 – Factory Testing

Manufacturers standard test reports will be reviewed prior to shipment of equipment to the site.

Level 2 – Component Verification

Individual system components are verified at the site upon delivery for compliance to the design specifications, drawings, and approved submittals or shop drawings.

Level 3 – System Construction Verification

As the components are assembled into individual systems, the construction or installation of the overall system is verified. This includes an evaluation on interconnection between components, physical arrangement, support and anchoring, and access and clearance.

Level 4 – Individual System and Major Equipment Operation Verification

Subsequent to the completion of construction and assembly of each individual system or major equipment element, it is started-up and tested for proper functional operation and performance.

Level 5 – Integrated Systems Operation Verification

The test procedures that comprise Level 5 commissioning are designed to simulate the operation of the Premises during a full range of operational situations, including loss of utility services, single and multiple equipment failure, normal sequential changes to the equipment operation, and planned maintenance operations. Tenant shall have the right to review the test procedures in advance to confirm that such test procedures are in accordance with generally accepted practices.

This effort is dependent upon the successful completion of all prior levels of commissioning. The assembly of appropriate documentation and certifications for the completion of Level Four commissioning will be a prerequisite.

Level 5 commissioning will typically be completed in four basic steps:

•	Initial planning

•	Preparation of test procedures

•	Implementation of tests

•

Documentation of test results. Tenant shall have the right to review the test results to confirm that the test results are in accordance with the objective requirements set forth in the test procedures.

To the extent that is possible, training of operational staff will be enhanced by their witnessing of and participation in the actual Level 5 testing. Specific training exercises may be considered where appropriate and time allows.

EXHIBIT “E-2”

MEMORANDUM OF UNDERSTANDING

This Memorandum of Understanding (this “MOU”) is entered into as of the latest date of execution shown on the signature page hereof (the “MOU Effective Date”), by and among DIGITAL PHOENIX VAN BUREN, LLC (“Landlord”), as landlord,                                  (“Tenant”), as tenant, and each of the contractors (collectively, the “Contractors”) listed on the signature pages hereof.

Reference is hereby made to that certain Turn Key Datacenter Lease (the “Lease”) dated                     , 2007, by and between Landlord and Tenant, demising premises in that certain building commonly known as 120 E. Van Buren Street, Phoenix, Arizona (the “Building”). Unless otherwise provided herein, capitalized words and phrases shall have the same meanings as those given to them in the Lease.

Tenant desires to commence immediately with the performance of a number of fit-out and installation projects (as defined in the Lease, the “Tenant Work”) in the Premises in connection with the Lease.

Landlord agrees to permit Tenant to commence the Tenant Work on and after the date of this MOU, subject to Tenant’s, and the Contractors’, compliance with the terms of this MOU.

In addition to the requirements set forth in the Lease, Tenant acknowledges and agrees to the following:

1. Tenant agrees to comply with the Procedural Requirements (the “Procedural Requirements”) set forth on

Exhibit E-2-A, attached hereto.

2. Tenant will be responsible for causing Tenant’s employees, agents, contractors and vendors to coordinate schedules with, take direction from, and comply with all site safety and work rules of, Landlord’s construction management team (collectively, “Construction Manager”).

3. Tenant shall ensure that the Tenant Work will not delay Landlord’s completion of the Commencement Date Conditions. Tenant hereby agrees that Tenant will, and will cause the Contractors to, work in harmony with Landlord and Landlord’s contractors, who will be preparing the Commencement Date Conditions in the Premises during the Early Access Period. Any Tenant Work that does delay Landlord’s performance of the Commencement Date Conditions shall be referred to herein as a “Tenant Delay”. In the event that the Commencement Date is, in accordance with the terms of the Lease, moved beyond the Target Commencement Date, due to Landlord not having delivered the Tenant Space to Tenant on or before such date, the Commencement Date shall be deemed to have been moved up, day for day, by the number of days of delay in Landlord’s completion of the Commencement Date Conditions caused by all such Tenant Delays (i.e., if delivery of the Tenant Space (and, by definition, the Commencement Date) does not occur until November 20, 2007, but there were 20 days of Tenant Delay, the Commencement Date would be deemed to have occurred on November 1, 2007).

4. While Landlord and Construction Manager will make reasonable efforts to facilitate the Tenant Work, it is understood that it may be necessary, from time to time, to require interruption or cessation of all or part of the Tenant Work in order to complete the Commencement Date Conditions. In the event continuation of the performance of the Tenant Work will delay the performance of the Commencement Date Conditions and/or Landlord’s curing of any deficiencies in the Commencement Date Conditions, Landlord may require Tenant’s Contractors and vendors to cease performance of the Tenant Work until such time as performance of the Tenant Work will not delay the performance of the Commencement Date Conditions and/or Landlord’s curing of any deficiencies in the Commencement Date Conditions.

5. Tenant will require each Contractor performing work on Tenant’s behalf to provide a certificate of insurance to the Landlord, naming Landlord, Landlord’s property manager and Construction Manager as additional insureds, with coverage as required by the Landlord (“Insurance Certificates”).

6. It is understood that there will be no permanent power or cooling in the Premises until the completion of the Commencement Date Conditions, and that any temporary power provided during the construction project may need to be interrupted without notice during the course of construction.

7. Any temporary power, cooling or other construction assistance (e.g., debris cart, equipment storage, labor, etc.) which Tenant, or Tenant’s Contractors, may require in the course of the Tenant Work will be requested through Construction Manager, via written change order signed by Tenant, and paid for by the Tenant or the Tenant’s Contractor.

Tenant acknowledges that, notwithstanding anything herein to the contrary, Landlord’s consent to Tenant’s performance of the Tenant Work is subject to and conditioned upon Tenant’s compliance with the terms of the Lease.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have duly executed this MOU as of the latest of the execution dates shown below.

LANDLORD:

DIGITAL PHOENIX VAN BUREN, LLC, a Delaware limited liability company

By:	Digital Realty Trust, L.P., a Maryland limited partnership, its sole Member and Manager

	By:	Digital Realty Trust, Inc., a Maryland corporation, its General Partner

By:
		Name:	James R. Trout
		Its:	Senior Vice President

Date:

TENANT:

DANGER INC., a Delaware corporation

By:
Name:
Title:

Date:

AGREED TO AND ACCEPTED

This      day of                     , 20__:

CONTRACTORS:

By:
Name:
Title:

[Insert a signature block for each contractor and vendor who should agree to this Memorandum of Understanding]

EXHIBIT E-2-A

PROCEDURAL REQUIREMENTS FOR EARLY ACCESS

1.	As required by the Lease, prior to commencement of the Tenant Work, Tenant must submit to Landlord for its approval pursuant to the Lease, a description of each individual project within scope of the Tenant Work, and all plans, schedules and specifications for the Tenant Work and the contractors and vendors who will perform the Tenant Work. Specifically, prior to such access, (a) Tenant must submit the Preliminary Documents (described below) to Landlord for review; (b) Tenant must adequately define the scope of the Tenant Work in writing; (c) Tenant must provide Landlord a list of the contractors and vendors who will be accessing and/or performing any part of the Tenant Work for Landlord’s reasonable approval; (d) Tenant must provide Landlord with Tenant’s proposed schedule for the Tenant Work; and (d) Tenant must submit Tenant’s Detailed Installation Drawings (described below) to Landlord for review.

2.	The minimum acceptable PRELIMINARY DOCUMENTS required from Tenant for evaluation by Landlord are as follows (please provide three (3) full sets of each; two (2) full size hard copies and one (1) full set on CD):

(a)	Floor Plan showing equipment layout (including kW density per cabinet / rack)

(b)	Written description of Tenant Work (i.e., the overall scope of the Tenant Work, including data cabling, power distribution, etc.) [Schematic Drawings are preferred but not required.]

(c)	Gantt Schedule (Bar chart / MS Project Style)

(d)	Tenant must obtain building/construction permits for all Tenant Work.

3.	In the event that the Tenant Work is intended to consist of more than one “project”, Tenant must obtain Landlord’s written authorization on each project prior to the start of each project.

4.	In the event that there are any changes required to the Commencement Date Conditions to accommodate Tenant’s planned Tenant Work, an approved change order must be signed by Tenant before any changes will be made.

5.	Upon the approval by Landlord of the Contractors and vendors for the Tenant Work, Tenant must submit certificates of insurance, in accordance with Item 5 of the MOU, above, to Landlord.

6.	Once Landlord’s Operations Group has approved the Preliminary Documents, Construction Manager will forward the approved Preliminary Documents to Landlord’s Design & Construction Group who will have the GC/CM review Tenant’s proposed scope and schedule and advise as to the scheduled times that Tenant can access the Premises to commence the Tenant Work. The GC/CM will issue an update to the Commencement Date Conditions project schedule showing the dates that Tenant’s contractors can access the site to perform the Tenant Work. DLR Design & Construction will provide the updated schedule to Construction Manager, who will provide the updated schedule to Tenant.

7.	In addition to three (3) complete sets of detailed plans and specifications for the Tenant Work (two (2) full size hard copies, and one complete set on CD), Tenant’s DETAILED INSTALLATION DRAWINGS must also include the following:

(a)	Cabinet anchorage plan, if applicable – meeting applicable seismic zone criteria.

(b)	Data cabling plan – please note that, if overhead ladder racks are intended to be utilized in the Tenant Work, the design must meet the applicable seismic zone criteria; and

(c)	Electrical power distribution installation plan.

8.	Once Tenant has provided all documents required by the Lease and this MOU [including Insurance Certificate(s), Permit(s), Plans, etc.], Landlord will provide Tenant written notice that all required documentation has been provided, at which point Tenant’s Contractors will be permitted to commence the Tenant Work in the Premises, subject to Tenant’s, and Tenant’s Contractor(s), compliance with the terms of this MOU, the terms of the Lease, and the Tenant Work schedule provided by Construction Manager.

EXHIBIT “F”

SERVICE LEVEL

1.	Electricity Consumption Threshold/Specifications:	a. During the Prem A Period: Three hundred (300) total kW of UPS. b. During the Prem A-B Period: Six hundred (600) total kW of UPS.

2.	Target Battery Capacity:	Six (6) minutes.

3.	Back-up Generator:	Three (3) 2000 kW Building generators are maintained by Landlord’s engineering staff. Back-up Power is included in all AC amperage usage.

4.	HVAC:

	(a) Target Temperature:	Between 68 degrees Fahrenheit and 78 degrees Fahrenheit as measured at the return air vent.

	(b) Target Relative Humidity:	Between 45% and 65% as measured at the return air vent.

	(c) HVAC Specs:	330 total tons delivered by down flow air-cooled chilled water system. System is dedicated to Suite 130 and maintained by a third (3rd) party on Landlord’s behalf and/or by Landlord’s engineering staff.

5.	Maximum Structural Load:	250 pounds of live load per square foot with respect to the Building slab. Any cabinets, cages or partitions installed by Landlord shall be included in the calculation of the live load.

EXHIBIT “G”

INTENTIONALLY OMITTED

EXHIBIT “H”

DATACENTER RULES AND REGULATIONS

Datacenter

Rules and Regulations

Operation and Maintenance Guide

1.0 THE PURPOSE OF THESE STANDARDS	1

2.0 DEFINITION OF A CRITICAL ENVIRONMENT	1

3.0 GENERAL RULES	1

4.0 GUIDELINES ON WHEN TO INVOLVE BUILDING MANAGEMENT	2

5.0 CABLE INSTALLATIONS	3

6.0 ELECTRICAL DISTRIBUTION	4

7.0 FIRE ALARM/SUPPRESSION SYSTEMS	5

8.0 LABELING STANDARD	5

9.0 HVAC STANDARDS	6

10.0 CABINET/CAGE ACCESS & SIGNAGE STANDARDS	6

11.0 DELIVERIES	6

12.0 EQUIPMENT INSTALLATION	7

13.0 TRASH REMOVAL	8

14.0 ROOM ACCESS & SECURITY	9

15.0 APPROVED LABELING AND BINDING MATERIALS	11

16.0 SAMPLE VENDOR AUTHORIZATION REQUEST EMAIL	12

17.0 SAMPLE BUILDING MEETING REQUEST EMAIL	13

SECTION 14201: DATACENTER RULES & REGULATIONS AND INSTALLATION PROCEDURES

1.0	THE PURPOSE OF THESE STANDARDS

A.	This section applies to single and multi-tenant locations that are managed and operated by Digital Realty Trust or their providers. Locations where tenants manage their sites, these Rules and Regulations are highly recommended, but are not required.

B.	To help you work in the Datacenter Room, we need to provide you with the following:

(i)	An awareness of the critical nature of the Datacenter Room environment;

(ii)	These rules and regulations must be followed when working at these sites

(iii)	The extra care you must take in performing all activities, even the most routine duties

(iv)	Who to call before you start and if you encounter a problem

(v)	Help you achieve your goal of NO UNPLANNED OUTAGES

2.0	DEFINITION OF A CRITICAL ENVIRONMENT

A.	A critical environment consists of all areas, rooms, systems and equipment associated with network operations. These include the UPS modules, chilled water, electrical distribution systems, and the computer equipment that depends on it.

B.	The term critical refers to the need to maintain continuous up-time for all primary systems: 24 hours a day; 7 days a week, 365 days a year.

3.0	GENERAL RULES

A.	Vendors are not allowed into the Datacenter without prior notification and approval from the tenant. It is the tenant’s responsibility to inform Building Management and Security.

B.	If you observe any problems with doors not closing properly or you notice any other possible security concern, be sure to report the issue to Building Security promptly.

C.	Cameras, video equipment or visitors are not allowed in the Datacenter unless specifically authorized to do so by the tenant. It is the tenant’s responsibility to inform Building Management and Security.

D.	This is a ‘no smoking facility’. Smoking is allowed outside in marked areas only.

E.	No food or drink is allowed in the Datacenter at any time.

F.	Tampering with the access control systems, camera equipment, or fire alarm/smoke detectors within the building is strictly prohibited and can result in immediate dismissal from the building.

G.	No “Tenant to Tenant” cable runs are permitted between Tenant cages in the Datacenter. All interconnections must occur in the Building Meet-Me Room.

4.0	GUIDELINES ON WHEN TO INVOLVE BUILDING MANAGEMENT

This section highlights the most common reasons for Tenants to involve Building Management personnel. This list is intended as a quick reference guide only and by no means is all inclusive. If there are any doubts concerning any operations parameters within the Datacenter, you should contact Building Management.

A.	VENDORS. Vendor access requires 12-hour prior notice with detail of activity to be performed by the vendors[; provided, however, that the prior notice requirement shall be “6-hours prior notice” in the event of an emergency situation in the Datacenter]*. Requests for clearance can be no more than one-week at a time. For a multiple week project, a new request is required each week. See SAMPLE VENDOR AUTHORIZATION REQUEST EMAIL at the end of this document.

*	Landlord agrees not to modify the bracketed portion of this item 4.0A, as it relates to Tenant and/or the Tenant Space, during the Term of the Lease without Tenant’s prior approval, which approval may be withheld in Tenant’s sole and absolute discretion.

B.	SMOKE, ODOR, DUSTY WORK INCLUDING HEAT GUNS. Requires 24-hour advanced notification to allow for disabling of the Fire Suppression System by Building Engineering ONLY. See SAMPLE VENDOR AUTHORIZATION REQUEST EMAIL at the end of this document.

C.	ACCESS FOR EMPLOYEES. In addition to the initial Datacenter access list each Tenant shall provide updates for, any changes in personnel that require access to the Datacenter. The information must be provided to Building Management prior to the employee’s entry into the Datacenter. Be advised that, biometric readers will require programming prior to first-time entry. It will be the sole responsibility of the Tenant to inform Building Management of any personnel they wish have removed from the approved access list.

D.	POWER TURN-UP. Requires 24-hour prior notice for Building Engineering to inspect electrical connectivity and activate breakers[; provided, however, that the prior notice requirement shall be “6-hours prior notice” in the event of an emergency situation in the Datacenter]*.

*	Landlord agrees not to modify the bracketed portion of this item 4.0D, as it relates to Tenant and/or the Tenant Space, during the Term of the Lease without Tenant’s prior approval, which approval may be withheld in Tenant’s sole and absolute discretion.

5.0	CABLE INSTALLATIONS

A.	All cables to and from the Tenant space must run in the common area cable management system – there are no exceptions.

B.	For datacenter users, the under floor cable management is used for all cable runs. Any tile modifications must be approved by the Building Engineer.

C.	If it is necessary for the raised floor tiles to be cut, they will be performed by the building or datacenter engineering staff. After the initial installation, all additional tile cuts will be at an additional cost. NO tile cutting will be done in the raised floor room.

D.	For telco users, overhead ladder racks are used for copper and coaxial cables, and fiber guide trays are used for fiber runs.

E.	All cables, to the extent that they exit the Premises (i.e., to the extent that they are located under the raised floor or outside of the cage or Building walls that demise the Premises (all such cables are referred to herein as “Interspace Cables”)) must be bundled together using the approved materials as provided within this document. The standard for Interspace Cables is wax-coated string or Velcro-ties for ease of installation and removal. No plastic tie-straps for Interspace Cables will be permitted.**

**	Landlord agrees not to modify this item 5.0E, during the Term of the Lease, as it relates to Tenant and/or the Tenant Space, to cause such item to apply to cables that do NOT exit the Premises, without Tenant’s prior approval, which approval may be withheld in Tenant’s sole and absolute discretion.

F.	All Interspace Cable installations will be secured to a cable rack/tray using wax-coated string or Velcro-ties to ensure stability and cleanliness. **

**

Landlord agrees not to modify this item 5.0F, during the Term of the Lease, as it relates to Tenant and/or the Tenant Space, to cause such item to apply to cables that do NOT exit the Premises, without Tenant’s prior approval, which approval may be withheld in Tenant’s sole and absolute discretion.

G.	At no time will Interspace Cables be allowed to extend beyond the rack/tray edges. Interspace Cable bundles will be kept in a neat and orderly fashion to maintain workability and appearance.**

**	Landlord agrees not to modify this item 5.0G, during the Term of the Lease, as it relates to Tenant and/or the Tenant Space, to cause such item to apply to cables that do NOT exit the Premises, without Tenant’s prior approval, which approval may be withheld in Tenant’s sole and absolute discretion.

H.	All Interspace Cables must be run on top of the rack/tray and are not allowed to be run underneath them.**

**	Landlord agrees not to modify this item 5.0H, during the Term of the Lease, as it relates to Tenant and/or the Tenant Space, to cause such item to apply to cables that do NOT exit the Premises, without Tenant’s prior approval, which approval may be withheld in Tenant’s sole and absolute discretion.

I.	All Interspace Cables must be labeled according to the Labeling Standard listed on the last page of this document.**

**	Landlord agrees not to modify this item 5.0I, during the Term of the Lease, as it relates to Tenant and/or the Tenant Space, to cause such item to apply to cables that do NOT exit the Premises, without Tenant’s prior approval, which approval may be withheld in Tenant’s sole and absolute discretion.

J.	All under floor cables must be plenum rated.

6.0	ELECTRICAL DISTRIBUTION

A.	Building Management and Engineering will manage all electrical distribution requirements. All electrical distribution installations and/or changes must be specified and approved in advance by Building Management.

B.	Leases must be fully executed between the Tenant and the Landlord prior to electrical circuit activation.

C.	A list of approved electrical contractors is maintained by the Building Management. These are the ONLY approved electrical installation contractor for any alterations to the Datacenter electrical, the grounding system and the base building electrical infrastructure.

D.	All Tenants must adhere to the existing color-codes for all DC electrical cables, wires, etc. All such cabling shall match the existing Building and Datacenter electrical distribution and grounding systems at all times.

•	DC cabling – cloth covered (RHW) with red for positive and black for negative

•	Grounding – green (THHN)

E.	Building Engineering will control all electrical breaker positions. All distribution panels will remain locked at all times. Coordination of breaker operation must be requested by the Tenant to the Building Management, and approved by the Building’s Chief Engineer and/or his designated representative, prior to activation.

F.	Tenants are responsible for the termination of all DC cabling to Tenant fuse panels within their cage(s).

G.	Tenants are responsible for any power strips or equipment plug-ins to UPS circuits within their cage(s) or cabinets.

7.0	FIRE ALARM/SUPPRESSION SYSTEMS

A.	Tenants are not authorized to tamper with or alter the Building’s existing Fire Alarm/Suppression Systems at any time.

B.	The fire suppression system for the Datacenter must be disabled for any work, which may cause smoke, odor, or dust, including the use of heat guns. A minimum of 24 hours advanced written notice to the Building Management office is required. Email notice with receipt confirmation from the Building Manager is considered acceptable notice. All notices must be accompanied with a detailed description outlining the scope of work. SAMPLE VENDOR AUTHORIZATION REQUEST EMAIL at the end of this document.

C.	In cases of emergency, the Fire Suppression System may be disabled off-hours by Building Security. Some instances may require the approval of the on-call Building Engineer prior to disabling the system.

8.0	LABELING STANDARD FOR INTERSPACE CABLING

A.	COMMUNICATIONS CABLES: Tagging of all cables must be performed at the beginning and end points of each cable. Tags should be present every 10 feet. Tenant standard tags are acceptable. “Write-on” labels are allowed for the identification of circuits due to the potential for change, but must be legible. Tags must have the following: Tenant name, cage location and interconnection rack area or port number(s).

B.	POWER CABLES:

(i)	All DC electrical conductors from the Tenant Cabinet/Cage to the Interconnection Area must be labeled at the Cabinet/Cage to identify the specific distribution source breaker and at the Interconnection Area related distribution panel.

(ii)	All AC cabling will be labeled according to established and completed by the electrical contractor or Building Engineering.

9.0	HVAC STANDARDS

A.	Alteration of or tampering with the Building HVAC settings, related airflows or any other HVAC systems within the Datacenter is strictly prohibited.

10.0	CABINET/CAGE ACCESS & SIGNAGE STANDARDS

A.	KEYS/KEY REQUESTS: Building Engineering shall provide keys for each cage independently. Each cage is provided with one key at no initial cost. Any re-key or duplicate key requests must be in writing and submitted to Building Management. Such requests will be at an additional charge.

B.	SIGNS/SIGN REQUESTS: The Landlord shall provide the initial cabinet/cage signage for each Tenant, using the Building Standard signage. Any additional signs or changes must be approved by the landlord and are subject to additional charges. Landlord must approve any changes requested by any Tenant, and all such changes are subject to additional charges.

11.0	DELIVERIES

A.	MAJOR EQUIPMENT DELIVERIES: Any deliveries that will take longer than 30 minutes of dock time requires after hours reservation of the freight elevator cab and dock space.

(i)	All Tenants are required to ensure delivery and moving companies provide the appropriate insurance certificates to Building Management BEFORE the delivery arrives. Please refer to the Insurance section of the Tenant Manual for specific instructions. See SAMPLE VENDOR AUTHORIZATION REQUEST EMAIL at the end of this document.

(ii)	Any equipment with a “footprint” weight of 500 pounds or greater requires the review and placement approval of the building structural engineer prior to installation. All costs associated with the structural review are the responsibility of the Tenant, except for costs associated with structural review of Tenant’s initial equipment layout.

B.

ROUTINE DELIVERIES: Any deliveries for a Datacenter Tenant will be received by Building security into the Building Datacenter Storage Area. This shared storage area is controlled by the Building Management. Once a delivery is received, Building Management will send an email to the primary contact for the Tenant notifying them of the delivery. The delivery will only be released to an authorized Tenant representative or a Vendor which has prior authorization. See SAMPLE VENDOR AUTHORIZATION REQUEST EMAIL at the end of this document.

(i)	Breakdown of all cartons and crating materials should be done in the Building Datacenter Storage Area prior to transporting the equipment to the Datacenter.

(ii)	Additional dedicated storage may be available subject to availability for Tenant use at an additional monthly charge. Contact the Building Management for more information.

12.0	EQUIPMENT INSTALLATION

A.	HAMMER DRILLING: All work must conform to the Building drilling policy. The use of the building hammer drill with tool interrupter device or equipment is required if X-rays or Farroscan is not performed. Contact the Building Management to review the current Construction Policies.

(i)	If drilling is to be performed, a portable vacuum cleaner must be used during the drilling to minimize the amount of dust particles emitted into the space.

B.	SMOKE, DUST, HEAT AND/OR ODOR PRODUCING WORK: Any work such as heat gun use, hammer drilling or metal cutting must be scheduled with Building Engineering at least 24 hours in advance. See SAMPLE VENDOR AUTHORIZATION REQUEST EMAIL at the end of this document. Any such work shall require disabling of the fire alarm enunciation and smoke detectors.

(i)	Any fines imposed by the local Fire Department resulting from any events or alarms created by such work will be the full financial responsibility of the Tenant performing such work.

(ii)	Extensive dusty work may further require the replacement of HVAC unit filters and an associated charge for this material. The installation of pre-filter media over the HVAC unit intake may be required.

(iii)	Any accidental discharge of the fire suppression system caused by a Tenant who violates these rules shall be the full financial responsibility of the Tenant.

C.

CONNECTION & ADDITION OF MATERIAL: Additions of ladder racks, cable management tray, fiber guide and floor tile within/above/below any Tenant caged areas must be pre-approved by the Building Management (which pre-approval (or objections) shall be provided within five (5) business days of the request or shall be deemed to have been pre-approved) and match the existing system in-place.

(i)	All connection points must be “bonded” between sections to maintain the integrity of the existing rack/tray system including appropriate grounding.

(ii)	To ensure effective grounding, the paint must be removed by sanding in order to provide a metal contact point for the bonding connection(s). See SAMPLE BUILDING MEETING REQUEST EMAIL at the end of this document.

D.	BUILDING SUSPENDED CEILING SYSTEM: Tenants and vendors are not allowed to perform ANY work (i.e. cabling, electrical, conduit, etc.) above the existing Building suspended ceiling within the Datacenter at any time.

E.	HOUSEKEEPING: Tenants are expected to keep their area neat and clean. Trash receptacles are provided at each entry to the Datacenter, along with a broom and dust-pan for Tenant utilization.

13.0	TRASH REMOVAL

A.	Tenants may request trash removal from the Datacenter by submitting an email to the Building Management.

B.	Tenant should label the trash and provide in as tidy of a pile as possible outside of the cage.

C.	Building Management will send a day porter to remove the trash and place it into the Building dumpster.

D.	Once equipment is unpacked, all cardboard boxes are to be removed from the Datacenter. Dispose of all combustibles….Always.

E.	Replace all floor tiles removed for access, before leaving the area.

F.	If you need cleaning equipment, contact Building Management.

G.	Report any spills or fire hazards so corrective action can be taken.

H.	The Day Porter will periodically walk-thru the Datacenter area and any food or drinks will be reported to Building Management.

14.0	ROOM ACCESS & SECURITY

A.	Datacenter access is restricted to personnel with an approved business need. Only designated Tenant Authorizers may approve an individual’s access into the Datacenter.

B.	Card access doors control admittance to the Datacenter. Never loan your badge or use another person’s badge for any purpose. Failure to comply will cause your removal from the site.

C.	If you should lose your ID badge, immediately report it to Building Security so it can be deactivated.

D.	Do not allow others to tailgate into a controlled space behind you. Tailgating is a way for someone who lacks authorization to enter a restricted space. Each person must use the badge access system to facilitate their own access by use of their own badge. Conversely, you must not follow another person into any restricted space without having separately used your own badge to unlock the door into that space.

E.	The badge access system may require that you pass your badge by a reader in order to exit the Datacenter. This process will provide greater awareness of occupancy in the event of an emergency.

F.	Do not attempt to enter areas to which you are not authorized.

G.	The Datacenter is under 24-hour closed circuit TV cameras surveillance. Cameras are deployed within the Datacenter and surrounding areas to monitor the security of exits and entrances. Activity viewed by these cameras is recorded and may be used for investigative purposes or when a security policy, such as tailgating, is violated.

H.	Tampering with the camera equipment is strictly prohibited and will result in immediate dismissal from the Building.

I.	Emergency power-off (EPO) buttons are located adjacent to the exit doors within the Datacenter for use in an absolute emergency situation where the shutdown of power is necessary to prevent loss of life or to prevent the spread of a significant electrical fire.

J.	The room is secured with a “fail-safe” access control system utilizing either access card and/or biometric based.

K.	All doors into the Datacenter and other restricted space must not be propped open for any length of time. You should ensure that each controlled access door closes immediately after you enter.

L.	Each Tenant must provide Building Management an approved “access list” of personnel allowed to access the Datacenter. Access will be denied if an individual is not on the Tenant provided list.

M.	Non-Emergency access to the Datacenter by a vendor representing a Tenant must be arranged at least 12 hours in advance, and must be provided in writing to Building Management. All requests must describe in detail the planned scope of work. See SAMPLE VENDOR AUTHORIZATION REQUEST EMAIL at the end of this document.

N.	Emergency access after hours requires a phone call to the Building Security by the Tenant, with a complete description of the scope of work and the nature of the emergency. Some work scope may require the approval of the on-call Building Engineer prior to granting access to the vendor.

15.0	APPROVED LABELING AND BINDING MATERIALS FOR INTERSPACE CABLING.

APPROVED CABLE GROUPING MATERIALS

.

APPROVED CABLE IDENTIFICATION METHODS

APPROVED CABLE AND ELECTRICAL CIRCUIT IDENTIFICATION METHODS

16.0	SAMPLE VENDOR AUTHORIZATION REQUEST EMAIL

To:    Building Manager

From: AnyCompany

Subject: Access and Authorization Request

AnyCompany will need to have clearance for the following activities in the Datacenter Suite 700:

1.)	Any Company’s vendor, Install Team, will need access from Jan 2 to Jan 6 for the purposes of equipment installation into existing racks and cable installation. Install Team has insurance on file with the management office.

Personnel for Install Team includes: Bob Jones, Ted Jones, Phil Jones

2.)	This work will include the need to utilize a heat gun on Jan 4, 5 and 6. We will need to have the fire suppression system deactivated during these days from 7AM to 4PM each day.

I am the primary contact for all the work that Install Team will be performing. My contact numbers are 555-1212 and 555-1213.

Regards,

John Smith

Operations Manager

17.0	SAMPLE BUILDING MEETING REQUEST EMAIL

To:    Building Manager

From: AnyTelecom

Subject: Building Engineering Meeting Request

Attachments: racklayout.dwg

AnyTelecom will need to schedule a meeting as soon as possible to discuss addition rack installations in Datacenter A:

Any Telecom’s vendor, Install Team, will need access from Jan 5 to Jan 6 for the purposes of rack installation, tile cuts, grounding and cable management installation in our cage. The proposed installation is shown in the attached file racklayout.dwg. Install Team has insurance on file with the management office.

Personnel for Install Team includes: Bob Jones, Ted Jones, Phil Jones

I am the primary contact for all the work outlined in these meeting requests. My contact numbers are 555-1212 and 555-1213.

Regards,

John Smith

Operations

AnyTelecom

EXHIBIT “I”

LETTER OF CREDIT PROVISIONS

A. General. As additional consideration for Landlord’s agreement to enter into this Lease, within five (5) days following Tenant’s execution and delivery of this Lease, and as a condition to Landlord’s obligations under the Lease, Tenant covenants and agrees to deliver to Landlord, as additional consideration, an irrevocable letter of credit (the “L/C”) in the form of, and upon all of the terms and conditions contained in, this Exhibit “I” and Appendix “I”, attached hereto. The L/C shall be issued by an institutional lender of good financial standing (which lender shall, in any event, have assets equal to or exceeding $500,000,000 as of the date of issuance of the L/C), having a place of business where the L/C can be presented for payment in Phoenix, Arizona. The lender shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. The L/C shall provide for one (1) or more draws by Landlord or its transferee up to the aggregate amount of US $81,131.00 (the “L/C Amount”) on the terms and conditions of this Exhibit “I”. Landlord and Tenant acknowledge and agree that in no event or circumstance shall the L/C or any renewal thereof or substitute therefor or any proceeds thereof be deemed to be or treated as a “security deposit” under any Applicable Security Deposit Laws.

B. Renewal of L/C. Tenant shall maintain the L/C in effect from the date which Tenant delivers the L/C to Landlord until the date which is sixty (60) days after Tenant shall have performed all of its obligations under the Lease (said period is hereinafter referred to as the “L/C Term”). If the expiration date of the L/C (or any renewal or replacement L/C provided pursuant to this section) occurs prior to the end of the L/C Term, then Tenant shall deliver to Landlord a renewal of the L/C or a replacement L/C meeting all of the terms and conditions of this section, not later than sixty (60) days prior to the then-applicable expiration date. Each L/C provided pursuant to this section shall have an expiration date which is at least one (1) year from such L/C’s date of issue except where the then-applicable expiration date of the L/C is less than one (1) year from the end of the L/C Term, in which case the renewal or replacement L/C shall be for such lesser period. The issuing bank’s agreement to place an automatic renewal provision in the L/C, as required pursuant to said Appendix “I”, shall not relieve or release Tenant from its obligation to provide a renewal or replacement L/C on the terms hereinabove stated, it being understood that any such automatic renewal is an independent obligation of the issuing bank which is intended for Landlord’s sole benefit. If Tenant fails to provide the renewal or replacement L/C not later than sixty (60) days prior to the then-applicable, stated expiration date (excluding automatic renewal provisions), such failure shall be a default by Tenant, and Landlord shall have the right, without notice or demand, on one or more occasions, to draw upon all or any part of the remaining proceeds of the L/C.

C. Draw on L/C. Landlord may elect from time to time, in Landlord’s sole discretion, without notice or demand to Tenant, to draw upon all or any part of the remaining proceeds of the L/C upon the occurrence of one or more of the following events: (i) Tenant fails to perform any of its obligations under the Lease (including, but not limited to, its obligations under this section), whether or not such failure constitutes a default by Tenant as defined in the Lease; or (ii) Tenant makes any assignment for the benefit of creditors, Tenant declares bankruptcy or is the subject of an involuntary bankruptcy proceeding, a trustee or receiver is appointed to take possession of some or all of Tenant’s assets or, in Landlord’s reasonable judgment, Tenant is insolvent.

D. Application of L/C Proceeds Landlord may elect, from time to time, upon written notice to Tenant, in Landlord’s sole discretion, to apply the proceeds it receives from a draw on the L/C in one or more of the following manners without prejudice to any other remedies: (i) as payment for some or all of the rent or other amounts owed by Tenant under the Lease but unpaid on the date of such draw, (ii) as payment for some or all of the future amounts of rent or other amounts that Landlord estimates will be due and payable under the Lease after the date of the draw, (iii) as payment for some or all of the damage Landlord may suffer as a result of Tenant’s failure to perform its obligations under the Lease, (iv) as collateral for obligations of Tenant under the Lease, and/or (v) in any other manner permitted by the Lease or applicable law. Landlord may make one or more partial draws under the L/C and shall have the right, upon written notice to Tenant, to treat each draw or a portion thereof in one or more of the ways described in the previous sentence. Tenant hereby waives any other law or regulation that may be inconsistent with the terms and conditions of this section.

E. Enforcement. Tenant’s obligation to furnish the L/C shall not be released, modified or affected by any failure or delay on the part of Landlord to enforce or assert any of its rights or remedies under the Lease or this section, whether pursuant to the terms thereof or at law or in equity. Landlord’s right to draw upon the L/C shall be without prejudice or limitation to Landlord’s right to draw upon any security deposit provided by Tenant to Landlord or to avail itself of any other rights or remedies available to Landlord under the Lease, as amended hereby, or at law or equity.

F. Event of Default. Tenant’s failure to perform its obligations under this Exhibit “I” (time being of the essence) shall constitute an Event of Default under the Lease and shall entitle Landlord to immediately exercise all of its rights and remedies under the Lease (including, but not limited to rights and remedies under this Exhibit “I”) or at law or in equity without notice or demand to Tenant.

G. Conflict. If there is any conflict between the terms and conditions of this Exhibit “I” and the terms and conditions of the Lease, as amended by this Amendment, the terms of this Exhibit “I” shall control.

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APPENDIX “I”

LETTER OF CREDIT

[INSERT LENDER INFO]

Contact Phone:

Email :

IRREVOCABLE STANDBY LETTER OF CREDIT

Date: , 2007	Letter of Credit #

DIGITAL PHOENIX VAN BUREN, LLC (“Beneficiary”)

c/o Digital Realty Trust

560 Mission Street, Suite 2900

San Francisco, California 94104

Attn: Charissa Tran

Ladies and Gentlemen:

At the request and for the account of Danger, Inc., 3101 Park Boulevard, Palo Alto, California 94306, we hereby establish our irrevocable standby Letter of Credit in your favor in the amount of Eighty-One Thousand One Hundred Thirty-One Dollars (U.S. $81,131.00) available with us by sight payment of your signed and dated written statement(s) containing the wording specified below:

(1)	Beneficiary’s statement signed by an authorized officer stating that: “The amount of this drawing under this irrevocable standby letter of credit is being drawn pursuant to the Turn Key Datacenter Lease dated by and between Digital Phoenix Van Buren, LLC (“Beneficiary”) and Danger, Inc. (“Applicant”).”

All Drafts must be marked: “Drawn Under                                  [name of lender] Standby Letter of Credit Number                                  dated                     ”, and may be presented by facsimile, registered or certified mail or overnight courier.

This letter of credit is transferable one or more times. Transfer of this letter of credit is subject to our receipt of beneficiary’s instructions in the form attached hereto as Exhibit A accompanied by the original letter of credit and amendment(s) if any. Costs or expenses of such transfer shall be for the account of the Applicant.

We hereby agree with you that each drawing presented hereunder in full compliance with the terms hereof will be duly honored by our payment to you of the amount of such drawing, in immediately available funds of                                  [name of lender] not later than the Business Day following the Business Day on which such drawing is presented to us for payment.

This Letter of Credit expires at our above-specified office on                      (the “Expiration Date”), but the Expiration Date shall be automatically extended without amendment for a period of one (1) year from the Expiration Date, and on each successive expiration date, unless at least sixty (60) days before the then current expiration date, we notify you by registered mail or overnight courier service at the above address that this Letter of Credit is not extended beyond the current expiration date. Upon your receipt of such notice you may draw on us by means of presenting your sight draft drawn on                      [name of lender] up to the full available amount accompanied by the original of this Letter of Credit and Amendment(s), if any, presented by registered or certified mail or overnight courier.

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Partial and multiple drawings are permitted under this Letter of Credit.

This Letter of Credit is subject to International Standby Practices (ISP98), International Chamber of Commerce Publication No. 590 and engages us in accordance with the terms thereof.

We hereby engage with you that each demand drawn and presented to us in compliance with the terms and provisions of this Letter of Credit will be duly honored by payment to you.

Very truly yours,

[lender]

By:
Title:

4

EXHIBIT A

TO                                  [name of lender]

IRREVOCABLE STANDBY LETTER OF CREDIT NO.

(Letter of Credit)

REQUEST FOR TRANSFER OF

IRREVOCABLE STANDBY LETTER OF CREDIT NO.

                    , 2

TO:	[name of lender]

RE:	IRREVOCABLE STANDBY LETTER OF CREDIT NO.

WE REQUEST YOU TO TRANSFER ALL OF OUR RIGHTS AS BENEFICIARY UNDER THE IRREVOCABLE STANDBY LETTER OF CREDIT REFERENCED ABOVE TO THE NEW BENEFICIARY NAMED BELOW WHO HAS SUCCEEDED US AS LANDLORD:

[NAME OF NEW BENEFICIARY]

[ADDRESS]

BY THIS TRANSFER, ALL OUR RIGHTS AS THE ORIGINAL BENEFICIARY, INCLUDING ALL RIGHTS TO MAKE DRAWINGS UNDER THE IRREVOCABLE STANDBY LETTER OF CREDIT, GO TO THE NEW BENEFICIARY, WHETHER EXISTING NOW OR IN THE FUTURE, INCLUDING SOLE RIGHTS TO AGREE TO ANY AMENDMENTS, INCLUDING INCREASES OR EXTENSIONS OR OTHER CHANGES. ALL AMENDMENTS WILL BE SENT DIRECTLY TO THE NEW BENEFICIARY WITHOUT THE NECESSITY OF CONSENT BY OR NOTICE TO US.

WE ENCLOSE THE ORIGINAL IRREVOCABLE STANDBY LETTER OF CREDIT AND ANY AMENDMENTS. PLEASE INDICATE YOUR ACCEPTANCE OF OUR REQUEST FOR THE TRANSFER BY ENDORSING THE IRREVOCABLE STANDBY LETTER OF CREDIT AND SEND IT TO THE NEW BENEFICIARY WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

NAME OF BENEFICIARY

NAME OF AUTHORIZED SIGNER AND TITLE

AUTHORIZED SIGNATURE

5

The signature and Title above conform with those shown in our files as authorized to sign for the Beneficiary. Policies governing signature authorization as required for withdrawals from customer accounts shall also be applied to the authorization of signatures on this form.

Name of Bank

Authorized Signature and Title

6